Exhibit 10.3
Unity Software Inc.
2020 Equity Incentive Plan
Adopted by the Board of Directors: August 14, 2020
Approved by the Stockholders: September 5, 2020
1.GENERAL.
(a)Successor to and Continuation of Prior Plans. The Plan is the successor to and continuation of the Prior Plans. As of the Effective Time, (i) no additional awards may be granted under the Prior Plans; (ii) the Prior Plans’ Available Reserve (plus any Returning Shares) will become available for issuance pursuant to Awards granted under this Plan; and (iii) all outstanding awards granted under the Prior Plans will remain subject to the terms of the Prior Plans (except to the extent such outstanding awards result in Returning Shares that become available for issuance pursuant to Awards granted under this Plan). All Awards granted under this Plan will be subject to the terms of this Plan.
(b)Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.
(c)Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.
(d)Adoption Date; Effective Time. The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Time.
2.SHARES SUBJECT TO THE PLAN.
(a)Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 83,624,892 shares, which number is the sum of: (i) 26,440,457 new shares, plus (ii) a number of shares of Common Stock equal to the Prior Plans’ Available Reserve, plus (iii) a number of shares of Common Stock equal to the number of Returning Shares, if any, as such shares become available from time to time. In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2021 and ending on (and including) January 1, 2030, in an amount equal to 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding year; provided, however, that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.
(b)Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 250,874,676 shares.
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(c)Share Reserve Operation.
(i)Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(ii)Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued, (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock), (3) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award; or (4) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Award.
(iii)Reversion of Previously Issued Shares of Common Stock to Share Reserve. The following shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for issuance under the Plan: (1) any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares; (2) any shares that are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award; and (3) any shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award.
3.ELIGIBILITY AND LIMITATIONS.
(a)Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.
(b)Specific Award Limitations.
(i)Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).
(ii)Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(iii)Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.
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(iv)Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.
(c)Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b).
(d)Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) $750,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such calendar year, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes. For avoidance of doubt, compensation will count towards this limit for the calendar year in which it was granted or earned, and not later when distributed, in the event it is deferred.
4.OPTIONS AND STOCK APPRECIATION RIGHTS.
Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:
(a)Term. Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.
(b)Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.
(c)Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:
(i)by cash or check, bank draft or money order payable to the Company;
(ii)pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the U.S. Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;
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(iii)by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;
(iv)if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or
(v)in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.
(d)Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.
(e)Transferability. Options and SARs may not be transferred to third party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:
(i)Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable U.S. state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.
(ii)Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.
(f)Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.
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(g)Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.
(h)Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):
(i)three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);
(ii)12 months following the date of such termination if such termination is due to the Participant’s Disability;
(iii)12 months following the date of such termination if such termination is due to the Participant’s death; or
(iv)12 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).
Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.
(i)Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).
(j)Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.
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5.AWARDS OTHER THAN OPTIONS AND STOCK APPRECIATION RIGHTS.
(a)Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:
(i)Form of Award.
(1)BRSAs: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.
(2)RSUs: A RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company's unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).
(ii)Consideration.
(1)RSA: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration as the Board may determine and permissible under Applicable Law.
(2)RSU: Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.
(iii)Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.
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(iv)Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.
(v)Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, as determined by the Board and specified in the Award Agreement).
(vi)Settlement of RSU Awards. A RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.
(b)Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.
(c)Other Awards. Other Awards may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.
6.ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.
(a)Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan and the maximum number of shares by which the Share Reserve may annually increase pursuant to Section 2(a), (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(b), and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.
(b)Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
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(c)Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction except as set forth in Section 11, and unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.
(i)Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.
(ii)Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). With respect to the vesting of Performance Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Corporate Transaction. With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction.
(iii)Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.
(iv)Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise.
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(d)Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.
(e)No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
7.ADMINISTRATION.
(a)Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.
(b)Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine from time to time: (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; (6) the Fair Market Value applicable to an Award; and (7) the terms of any Performance Award that is not valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.
(ii)To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.
(iii)To settle all controversies regarding the Plan and Awards granted under it.
(iv)To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.
(v)To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Corporate Transaction, for reasons of administrative convenience.
(vi)To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.
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(vii)To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(viii)To submit any amendment to the Plan for stockholder approval.
(ix)To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(x)Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(xi)To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are non-U.S. nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant non-U.S. jurisdiction).
(xii)To effect, at any time and from time to time, subject to the consent of any Participant whose Award is Materially Impaired by such action, (1) the reduction of the exercise price (or strike price) of any outstanding Option or SAR; (2) the cancellation of any outstanding Option or SAR and the grant in substitution therefor of (A) a new Option, SAR, Restricted Stock Award, RSU Award or Other Award, under the Plan or another equity plan of the Company, covering the same or a different number of shares of Common Stock, (B) cash and/or (C) other valuable consideration (as determined by the Board); or (3) any other action that is treated as a repricing under generally accepted accounting principles.
(c)Delegation to Committee.
(i)General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with the Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii)Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.
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(d)Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(e)Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.
8.TAX WITHHOLDING.
(a)Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agree to make adequate provision for (including), any sums required to satisfy any U.S. and/or non-U.S. federal, state, or local tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.
(b)Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. and/or non-U.S. federal, state, or local tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the U.S. Federal Reserve Board, or (vi) by such other method as may be set forth in the Award Agreement.
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(c)No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law, the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the U.S. Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the U.S. Internal Revenue Service.
(d)Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.
9.MISCELLANEOUS.
(a)Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
(b)Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.
(c)Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(d)Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.
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(e)No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the U.S. state or non-U.S. jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.
(f)Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(g)Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.
(h)Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
(i)Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
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(j)Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.
(k)Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.
(l)Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company's or any Affiliate's employee benefit plans.
(m)Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals will be made in accordance with the requirements of Section 409A.
(n)Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.
(o)Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.
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10.COVENANTS OF THE COMPANY.
(a)Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as may be deemed necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.
11.ADDITIONAL RULES FOR AWARDS SUBJECT TO SECTION 409A.
(a)Application. Unless the provisions of this Section of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this Section shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.
(b)Non-Exempt Awards Subject to Non-Exempt Severance Arrangements. To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this subsection (b) apply.
(i)If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.
(ii)If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.
(iii)If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).
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(c)Treatment of Non-Exempt Awards Upon a Corporate Transaction for Employees and Consultants. The provisions of this subsection (c) shall apply and shall supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Corporate Transaction if the Participant was either an Employee or Consultant upon the applicable date of grant of the Non-Exempt Award.
(i)Vested Non-Exempt Awards. The following provisions shall apply to any Vested Non-Exempt Award in connection with a Corporate Transaction:
(1)If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Vested Non-Exempt Award. Upon the Section 409A Change in Control the settlement of the Vested Non-Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award. Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control.
(2)If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award. The shares to be issued in respect of the Vested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Corporate Transaction.
(ii)Unvested Non-Exempt Awards. The following provisions shall apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to subsection (e) of this Section.
(1)In the event of a Corporate Transaction, the Acquiring Entity shall assume, continue or substitute any Unvested Non-Exempt Award. Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of any Unvested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Corporate Transaction.
(2)If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Corporate Transaction, then such Award shall automatically terminate and be forfeited upon the Corporate Transaction with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Corporate Transaction, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in subsection (e)(ii) below. In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award shall be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Corporate Transaction.
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(3)The foregoing treatment shall apply with respect to all Unvested Non-Exempt Awards upon any Corporate Transaction, and regardless of whether or not such Corporate Transaction is also a Section 409A Change in Control.
(d)Treatment of Non-Exempt Awards Upon a Corporate Transaction for Non-Employee Directors. The following provisions of this subsection (d) shall apply and shall supersede anything to the contrary that may be set forth in the Plan with respect to the permitted treatment of a Non-Exempt Director Award in connection with a Corporate Transaction.
(i)If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Non-Exempt Director Award. Upon the Section 409A Change in Control the vesting and settlement of any Non-Exempt Director Award will automatically be accelerated and the shares will be immediately issued to the Participant in respect of the Non-Exempt Director Award. Alternatively, the Company may provide that the Participant will instead receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control pursuant to the preceding provision.
(ii)If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute the Non-Exempt Director Award. Unless otherwise determined by the Board, the Non-Exempt Director Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of the Non-Exempt Director Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value made on the date of the Corporate Transaction.
(e)If the RSU Award is a Non-Exempt Award, then the provisions in this Section 11(e) shall apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:
(i)Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.
(ii)The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).
(iii)To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Change in Control or Corporate Transaction, to the extent it is required for compliance with the requirements of Section 409A, the Change in Control or Corporate Transaction event triggering settlement must also constitute a Section 409A Change in Control. To the extent the terms of a Non-Exempt Award provides that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation From Service. However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of the Participant’s Separation From Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.
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(iv)The provisions in this subsection (e) for delivery of the shares in respect of the settlement of a RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.
12.SEVERABILITY.
If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
13.TERMINATION OF THE PLAN.
The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the date the Plan is approved by the Company’s stockholders. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
14.DEFINITIONS.
As used in the Plan, the following definitions apply to the capitalized terms indicated below:
(a)“Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Corporate Transaction.
(b)“Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee.
(c)“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(d)“Applicable Law” means shall mean the Code and any applicable U.S. or non-U.S. securities, federal, state, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).
(e)“Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a RSU Award, a SAR, a Performance Award or any Other Award).
(f)“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.
(g)“Board” means the board of directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.
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(h)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Time without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(i)“Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company or Affiliate documents or records; (ii) the Participant’s material failure to abide by the Company’s Code of Conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct and policies of any Affiliate, as applicable); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company or any of its Affiliates (including, without limitation, the Participant’s improper use or disclosure of Company or Affiliate confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on the Company’s or its Affiliate’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company (or its Affiliate, as applicable) of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company (or its Affiliate, as applicable), which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company (or its Affiliate, as applicable). The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
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(j)“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, also constitutes a Section 409A Change in Control:
(i)any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
(ii)there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;
(iv)there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(v)individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
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Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.
(k)“Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(l)“Committee” means the Compensation Committee and any other committee of one or more Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.
(m)“Common Stock” means the common stock of the Company.
(n)“Company” means Unity Software Inc., a Delaware corporation, and any successor corporation thereto.
(o)“Compensation Committee” means the Compensation Committee of the Board.
(p)“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(q)“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under U.S. Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).
(r)“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;
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(ii)a sale or other disposition of at least 50% of the outstanding securities of the Company;
(iii)a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(s)“Director” means a member of the Board.
(t)“determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.
(u)“Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(v)“Effective Time” means the IPO Time, provided this Plan is approved by the Company’s stockholders prior to the IPO Time.
(w)“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(x)“Employer” means the Company or the Affiliate that employs the Participant.
(y)“Entity” means a corporation, partnership, limited liability company or other entity.
(z)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(aa)“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Time, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.
(bb)    “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:
(i)If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii)If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
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(iii)In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(cc)    “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) U.S. or non-U.S. federal, state, local, municipal, or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).
(dd)    “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.
(ee)    “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(ff)    “IPO Time” means the time of execution of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.
(gg)    “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant's rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.
(hh)    “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(ii)    “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company or (ii) the terms of any Non-Exempt Severance Agreement.
(jj)    “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.
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(kk)    “Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.
(ll)    “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.
(mm)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(nn)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(oo)    “Option Agreement” means a written agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.
(pp)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(qq)    “Other Award” means an award valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) that is not an Incentive Stock Options, Nonstatutory Stock Option, SAR, Restricted Stock Award, RSU Award or Performance Award.
(rr)    “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.
(ss)    “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(tt)    “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(uu)    “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.
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(vv)    “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income measures; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; bookings measures; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; financing; regulatory milestones; stockholder liquidity; corporate governance and compliance; intellectual property; personnel matters; progress of internal research; progress of partnered programs; partner satisfaction; budget management; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; investor relations, analysts and communication; implementation or completion of projects or processes; employee retention; number of users, including unique users; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with respect to the marketing, distribution and sale of the Company’s products; supply chain achievements; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Board or Committee.
(ww)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.
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(xx)    “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
(yy)    “Plan” means this Unity Software Inc. 2020 Equity Incentive Plan, as amended from time to time.
(zz)    “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.
(aaa)    “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).
(bbb)    “Prior Plans’ Available Reserve” means the number of shares available for the grant of new awards under the Prior Plans as of immediately prior to the Effective Time.
(ccc)    “Prior Plans” means the Company’s 2009 Stock Plan and 2019 Stock Plan.
(ddd)    “Prospectus” means the document containing the Plan information specified in Section 10(a) of the Securities Act.
(eee)    “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).
(fff)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ggg)    “Returning Shares” means shares subject to outstanding stock awards granted under the Prior Plans and that following the Effective Time: (A) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (B) are not issued because such stock award or any portion thereof is settled in cash; (C) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; (D) are withheld or reacquired to satisfy the exercise, strike or purchase price; or (E) are withheld or reacquired to satisfy a tax withholding obligation; provided, however, that any such shares that are shares of Common Stock shall instead be added to the Share Reserve as shares of Common Stock as described in Section 2(a).
(hhh)    “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).
(iii)    “RSU Award Agreement” means a written agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.
(jjj)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(kkk)    “Rule 405” means Rule 405 promulgated under the Securities Act.
(lll)    “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.
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(mmm)    “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(nnn)    “Securities Act” means the U.S. Securities Act of 1933, as amended.
(ooo)    “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).
(ppp)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.
(qqq)    “SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.
(rrr)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding Common Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(sss)    “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.
(ttt)    “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain "window" periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.
(uuu)    “Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Corporate Transaction.
(vvv)    “Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Corporate Transaction.

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Unity Software Inc.
Stock Option Grant Notice
(2020 Equity Incentive Plan)
Unity Software Inc. (the “Company”), pursuant to its 2020 Equity Incentive Plan (the “Plan”), has granted to you (“Optionholder”) an option to purchase the number of shares of the Common Stock set forth below (the “Option”). Your Option is subject to all of the terms and conditions as set forth herein and in the Plan and the Global Stock Option Agreement, including any country-specific appendices thereto (the “Appendix”), all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Global Stock Option Agreement (including the Appendix) shall have the meanings set forth in the Plan or the Global Stock Option Agreement, as applicable.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares of Common Stock Subject to Option:
Exercise Price (Per Share):
Expiration Date:

Type of Grant:	[Incentive Stock Option] OR [Nonstatutory Stock Option]

Exercise and Vesting Schedule:	Subject to the Optionholder’s Continuous Service through each applicable vesting date, the Option will vest as follows:
[__________]
If the Optionholder’s Continuous Service terminates because of the Optionholder’s death (i) within the first year of Optionholder’s Continuous Service, then 50% of the Number of Shares of Common Stock Subject to Option as set forth above shall vest effective as of immediately prior to the effective time of such termination or (ii) on or following the first year of Optionholder’s Continuous Service, then 100% of the Number of Shares of Common Stock Subject to Option set forth above shall vest effective as of immediately prior to the effective time of such termination.
Optionholder Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:
•The Option is governed by this Stock Option Grant Notice, and the provisions of the Plan and the Global Stock Option Agreement (including the Appendix), all of which are made a part of this document. This Grant Notice, the Global Stock Option Agreement and the Appendix (collectively, the “Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company, unless otherwise provided in the Plan.
•If the Option is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options granted to you) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.
•You consent to receive the Agreement, the Plan, the Prospectus and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
•You have read and are familiar with the provisions of the Plan, the Agreement and the Prospectus. In the event of any conflict between the provisions in this Agreement (including the Grant Notice, the Global Option Agreement and the Appendix) or the Prospectus and the terms of the Plan, the terms of the Plan shall control.

•This Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of other equity awards previously granted to you and any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this Option.
•Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

UNITY SOFTWARE INC.		OPTIONHOLDER:

By:
	John Riccitiello		Signature

Title:	President & CEO	Date:

Date:	(Grant Date)

Unity Software Inc.
2020 Equity Incentive Plan
Global Stock Option Agreement
As reflected by your Stock Option Grant Notice (“Grant Notice”) Unity Software Inc. (the “Company”) has granted you an option under its 2020 Equity Incentive Plan (the “Plan”) to purchase a number of shares of Common Stock at the exercise price indicated in your Grant Notice (the “Option”). Capitalized terms not explicitly defined in this Global Stock Option Agreement but defined in the Grant Notice or the Plan shall have the meanings set forth in the Grant Notice or Plan, as applicable. The terms of your Option as specified in the Grant Notice and this Global Stock Option Agreement, including the Appendix, as defined below, constitute your Agreement (the Grant Notice, Global Stock Option Agreement and Appendix, collectively, are referred to as the “Agreement”).
The general terms and conditions applicable to your Option are as follows:
1.GOVERNING PLAN DOCUMENT. Your Option is subject to all the provisions of the Plan. Your Option is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the Option Agreement and the provisions of the Plan, the provisions of the Plan shall control.
2.EXERCISE.
(a)You may generally exercise the vested portion of your Option for whole shares of Common Stock at any time during its term by delivery of payment of the exercise price and applicable withholding taxes and other required documentation to the Plan Administrator in accordance with the exercise procedures established by the Plan Administrator, which may include an electronic submission. Please review the Plan, which may restrict or prohibit your ability to exercise your Option during certain periods.
(b)To the extent permitted by Applicable Law, you may pay your Option exercise price as follows:
(i)cash, check, bank draft or money order;
(ii)subject to Company and/or Committee consent at the time of exercise, pursuant to a “cashless exercise” program as further described in the Plan if at the time of exercise the Common Stock is publicly traded;
(iii)subject to Company and/or Committee consent at the time of exercise, by delivery of previously owned shares of Common Stock as further described in the Plan; or
(iv)subject to Company and/or Committee consent at the time of exercise, if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement as further described in the Plan.
3.TERM. You may not exercise your Option before the commencement of its term or after its term expires. The term of your option commences on the Date of Grant and expires upon the earliest of the following:
(a)immediately upon the termination of your Continuous Service for Cause;
(b)three (3) months after the termination of your Continuous Service for any reason other than Cause, Disability or death;
(c)12 months after the termination of your Continuous Service due to your Disability;
(d)12 months after your death if you die during your Continuous Service;

(e)immediately upon a Corporate Transaction if the Board has determined that the Option will terminate in connection with a Corporate Transaction,
(f)the Expiration Date indicated in your Grant Notice; or
(g)the day before the 10th anniversary of the Date of Grant.
Notwithstanding the foregoing, if you die during the period provided in Section 3(b), the term of your Option shall not expire until the earlier of (i) 12 months after your death, (ii) upon any termination of the Option in connection with a Corporate Transaction, (iii) the Expiration Date indicated in your Grant Notice, or (iv) the day before the tenth anniversary of the Date of Grant. Additionally, the Post-Termination Exercise Period of your Option may be extended as provided in the Plan.
To obtain the U.S. federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your Option and ending on the day three months before the date of your Option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. If the Company provides for the extended exercisability of your Option under certain circumstances for your benefit, your Option will not necessarily be treated as an Incentive Stock Option if you exercise your Option more than three months after the date your employment terminates.
4.WITHHOLDING OBLIGATIONS. Regardless of any action taken by the Company or, if different, the Affiliate to which you provide Continuous Service (the “Service Recipient”) with respect to any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items associated with the grant or exercise of the Option or sale of the underlying Common Stock or other tax-related items related to your participation in the Plan and legally applicable to you (the “Tax Liability”), you hereby acknowledge and agree that the Tax Liability is your ultimate responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. You further acknowledge that the Company and the Service Recipient (a) make no representations or undertakings regarding any Tax Liability in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of the Option, the issuance of Common Stock pursuant to such exercise, the subsequent sale of shares of Common Stock, and the payment of any dividends on the Shares; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate your Tax Liability or achieve a particular tax result. Further, if you are subject to Tax Liability in more than one jurisdiction, you acknowledge that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax Liability in more than one jurisdiction.

As further provided in the Plan, you may not exercise your Option unless the applicable withholding obligations with respect to the Tax Liability are satisfied, and at the time you exercise your Option, in whole or in part, or at the time of any other applicable tax withholding event with respect to your Option, you hereby authorize the Company and any applicable Service Recipient to satisfy any applicable withholding obligations with regard to the Tax Liability by one or a combination of the following methods: (i) withholding from your payroll and any other amounts payable to you, in accordance with Applicable Laws; (ii) withholding from the proceeds of the sale of shares of Common Stock issued upon exercise of the Option (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company, or by means of the Company acting as your agent to sell sufficient shares of Common Stock for the proceeds to settle such withholding requirements, on your behalf pursuant to this authorization without further consent); (iii) withholding shares of Common Stock otherwise issuable to you upon the exercise of the Option, provided that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee; or (iv) any other method determined by the Company to be in compliance with Applicable Law. Furthermore, you agree to pay the Company or the Service Recipient any amount the Company or the Service Recipient may be required to withhold, collect or pay as a result of your participation in the Plan or that cannot be satisfied by the means previously described. In the event that the amount of the Company’s or applicable Service Recipient’s withholding obligation in connection with your Option was greater than the amount actually withheld by the Company, you agree to indemnify and hold the Company and the applicable Service Recipient harmless from any failure by the Company or the applicable Service Recipient to withhold the proper amount.
The Company may withhold or account for your Tax Liability by considering statutory withholding amounts or other withholding rates applicable in your jurisdiction(s), including (1) maximum applicable rates, in which case you may receive a refund of any over-withheld amount in cash (whether from applicable tax authorities or the Company) and will have no entitlement to the equivalent amount in Common Stock or (2) minimum or such other applicable rates, in which case you may be solely responsible for paying any additional Tax Liability to the applicable tax authorities. If the Tax Liability withholding obligation is satisfied by withholding shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the exercised portion of the Option, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying such Tax Liability.
You may not be able to exercise your Option even though the Option is vested, and the Company shall have no obligation to issue shares of Common Stock subject to your Option, unless and until such Tax Liability withholding obligations are satisfied, as determined by the Company.
5.INCENTIVE STOCK OPTION DISPOSITION REQUIREMENT. If your option is an Incentive Stock Option, you must notify the Company in writing within 15 days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two years after the date of your option grant or within one year after such shares of Common Stock are transferred upon exercise of your option.
6.TRANSFERABILITY. Except as otherwise provided in the Plan, your Option is not transferable, except by will or by the applicable laws of descent and distribution, and is exercisable during your life only by you.
7.CORPORATE TRANSACTION. Your Option is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.

8.NO LIABILITY FOR TAXES. As a condition to accepting the Option, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to any Tax Liability arising from the Option or any other compensation from the Company or the Service Recipient and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the Option and have either done so or knowingly and voluntarily declined to do so. Additionally, you acknowledge that the Option is exempt from Section 409A only if the exercise price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the U.S. Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Option. Additionally, as a condition to accepting the Option, you agree not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the U.S. Internal Revenue Service asserts that such exercise is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the U.S. Internal Revenue Service.
9.SEVERABILITY. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
10.OTHER DOCUMENTS. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy.
11.QUESTIONS. If you have questions regarding these or any other terms and conditions applicable to your Option, including a summary of the applicable U.S. federal income tax consequences, please see the Prospectus.
12.LOCK-UP. By accepting the Option, you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section 12. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 12 and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
13.VENUE. For purposes of any action, lawsuit, or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of the State of California, or the federal courts for Northern District of California, and no other courts, where this grant is made and/or to be performed.
14.WAIVER. You acknowledge that a waiver by the Company of any provision, or breach thereof, of this Agreement on any occasion shall not operate or be construed as a waiver of such provision on any other occasion or as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other Participant.

15.APPENDIX. Notwithstanding any provisions in this Agreement, the Option grant shall be subject to any additional or different terms and conditions set forth in the Appendix to this Global Stock Option Agreement for your country (the “Appendix”) set forth as Exhibit A to this Global Stock Option Agreement. Moreover, if you relocate to one of the countries included in the Appendix, the additional or different terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Global Stock Option Agreement.
* * * *

EXHIBIT A
Unity Software Inc.
2020 Equity Incentive Plan
Appendix to Global Stock Option Agreement
Terms and Conditions
This Appendix includes additional terms and conditions that govern the Option granted to you under the Plan if you reside and/or work outside of the United States. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan and/or the Global Stock Option Agreement to which this Appendix is attached.
If you are a citizen or resident of a country other than the one in which you are currently working and/or residing, transfer to another country after the Date of Grant, or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the terms and conditions contained herein shall be applicable to you.
Notifications
This Appendix also includes information regarding securities, exchange controls, tax, and certain other issues of which you should be aware with respect to your participation in the Plan. The information is provided solely for your convenience and is based on the securities, exchange control, tax, and other laws in effect in the respective countries as of July 2020. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date by the time you vest in or exercises this Option or sell any shares of Common Stock.
In addition, the information contained in this Appendix is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the Applicable Laws in your country may apply to your situation.
Finally, you understand that if you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer to another country after the Date of Grant, or are considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to you in the same manner.
TERMS AND CONDITIONS APPLICABLE TO NON-U.S. PARTICIPANTS
In accepting this Option, you acknowledge, understand and agree to the following:
1.Data Privacy Information. The Company is located at 30 3rd Street, San Francisco, CA 94103, United States, and grants Awards to employees of the Company and its Affiliates, at the Company’s sole discretion. If you would like to participate in the Plan, please review the following information about the Company’s data processing practices.
The following provision applies to Participants who work and/or reside outside the European Union/European Economic Area.
Data Collection and Usage. You hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of your personal data as described in the Grant Notice and the Agreement by and among, as applicable, the Company, the Service Recipient and other Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

Data Processing. You understands that the Company and the Service Recipient may hold certain personal information about you, including, without limitation, your name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality and citizenship, job title, any shares of Common Stock or directorships held in the Company, details of all Awards or other entitlements to shares of Common Stock, granted, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the purpose of implementing, administering and managing the Plan.
Stock Plan Administration, Data Transfer, Retention and Data Subject Rights. You understand that the Data will be transferred to Charles Schwab & Co., Inc. (including its affiliated companies) (“Schwab”) and /or Equity Plan Solutions (“EPS”), which are assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in your country of work and/or residence, or elsewhere, and that any recipient’s country may have different data privacy laws and protections than your country of work and/or residence. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorizes the Company, Schwab, EPS and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your Continuous Service will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant you the Option or other equity awards or administer or maintain such awards. Therefore, you understand that refusal or withdrawal of consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
The following provision applies to Participants who work and/or reside inside the European Union/European Economic Area (including the United Kingdom).
Data Collection and Usage. The Company, the Service Recipient, and other Affiliates collect, process, transfer and use personal data about you that is necessary for the purpose of implementing, administering and managing the Plan. This personal data may include your name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality and citizenship, job title, any shares of Common Stock or directorships held in the Company, details of all Awards or other entitlements to shares of Common Stock, granted, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), which the Company receives from you or the Service Recipient.
Purposes and Legal Bases of Processing. The Company processes the Data for the purpose of performing its contractual obligations under the Agreement, granting Options, implementing, administering and managing your participation in the Plan. The legal basis for the processing of the Data by the Company and the third party service providers described below is the necessity of the data processing for the Company to perform its contractual obligations under the Agreement and for the Company’s legitimate business interests of managing the Plan and generally administering employee equity awards.

Stock Plan Administration Service Providers. The Company transfers Data to Charles Schwab & Co., Inc. (including its affiliated companies) (“Schwab”) and/or Equity Plan Solutions (“EPS”), independent service providers with operations, relevant to the Company, in Canada and the United States, which assist the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share your Data with another service provider that serves in a similar manner. The Company’s service provider may open an account for you to receive and trade shares of Common Stock. The processing of your Data will take place through both electronic and non-electronic means. You may be asked to agree on separate terms and data processing practices with Schwab or EPS, with such agreement being a condition of the ability to participate in the Plan.
International Data Transfers. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any then-current recipients of the Data by contacting your local human resources representative. When transferring Data to its affiliates, Schwab and EPS, the Company provides appropriate safeguards described in the Company’s applicable policy on data privacy.
Data Retention. The Company will use your Data only as long as is necessary to implement, administer and manage your participation in the Plan or as required to comply with legal or regulatory obligations, including under tax, exchange control, securities, and labor laws. When the Company no longer needs your Data, the Company will remove it from its systems. The Company may keep some of your Data longer to satisfy legal or regulatory obligations and the Company’s legal basis for such use would be necessity to comply with legal obligations.
Contractual Requirement. Your provision of Data and its processing as described above is a contractual requirement and a condition to your ability to participate in the Plan. You understands that, as a consequence of your refusing to provide Data, the Company may not be able to allow you to participate in the Plan, grant Options to you or administer or maintain such Options. However, your participation in the Plan and your acceptance of the Option Agreement are purely voluntary. While you will not receive Options if you decide against participating in the Plan or providing Data as described above, your career and salary will not be affected in any way.
Data Subject Rights. You have a number of rights under data privacy laws in your country. Depending on where you are based, your rights may include the right to (i) request access or copies of your Data the Company processes, (ii) rectify incorrect Data and/or delete your Data, (iii) restrict processing of your Data, (iv) portability of your Data, (v) lodge complaints with the competent data protection authorities in your country and/or (vi) obtain a list with the names and addresses of any recipients of your Data. To receive clarification regarding your rights or to exercise your rights please contact the Company at Unity Software Inc., stockadmin@unity3d.com, Attn: Stock Administrator.
2.Insider Trading Restrictions/Market Abuse Laws. You acknowledge that, depending on your country, you may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect your ability to directly or indirectly, accept, acquire, sell or attempt to sell or otherwise dispose of shares of Common Stock or rights to the shares of Common Stock, or rights linked to the value of Common Stock during such times as you are considered to have “inside information” regarding the Company (as defined by the Applicable Laws). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders placed by you before possessing the inside information. Furthermore, you may be prohibited from (i) disclosing inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you should speak to your personal advisor on this matter.

3.Language. You acknowledge that you are sufficiently proficient in English, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement. Furthermore, if you have received this Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
4.Foreign Asset/Account Reporting Requirements. You acknowledge that there may be certain foreign asset and/or account, exchange control and/or tax reporting requirements which may affect your ability to acquire or hold shares of Common Stock acquired under the Plan or cash received from participating in the Plan (including any proceeds arising from the sale of shares of Common Stock or the payment of any cash dividends on the Common Stock) in a bank or brokerage account outside your country. Applicable Laws may require that you report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to your country through a designated bank or broker within a certain time after receipt. It is your responsibility to be compliant with such regulations and you should speak with your personal advisor on this matter.
5.Additional Acknowledgments and Agreements. In accepting this Option, you also acknowledge, understand and agree that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(c)all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company;
(d)the Option grant and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Service Recipient, or any Affiliate, and shall not interfere with the ability of the Company, the Service Recipient or any Affiliate, as applicable, to terminate your employment or service relationship at any time;
(e)You are voluntarily participating in the Plan;
(f)the Option and any shares of Common Stock acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;
(g)The Option and the shares of Common Stock subject to the Option, and the income from and value of same, are an extraordinary item of compensation outside the scope of your employment or service contract, if any, and is not to be considered part of your normal or expected compensation for any purpose, including calculating severance, resignation, redundancy, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement benefits or similar payments.
(h)the future value of the Common Stock underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;
(i)if the underlying shares of Common Stock do not increase in value, the Option will have no value;
(j)if you exercise the Option and acquire shares of Common Stock, the value of such Common Stock may increase or decrease in value, even below the Exercise Price;
(k)unless otherwise agreed with the Company, the Option and the shares of Common Stock underlying the Option, and the income from and value of same, are not granted as consideration for, or in connection with, service you may provide as a director of an Affiliate;

(l)no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of your Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where you are employed or the terms of your employment or service agreement, if any);
(m)for purposes of the Option, your Continuous Service will be considered terminated as of the date you are no longer actively providing service (regardless of the reason for such termination and whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where you are providing service or the terms of your employment or service agreement, if any), and unless otherwise determined by the Company or provided in the Agreement, your right to vest in the Option and the period (if any) during which you may exercise the Option after such termination of your Continuous Service will terminate as of such date and will not be extended by any notice period (e.g., your period of Continuous Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under Applicable Laws in the jurisdiction where you are providing service or the terms of your employment or service agreement, if any); the Committee shall have the exclusive discretion to determine when you are no longer actively providing service for purposes of your Option grant (including whether you may still be considered to be providing service while on a leave of absence);
(n)unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company;
(o)the Option and the shares of Common Stock subject to the Option are not part of normal or expected compensation or salary for any purpose; and
(p)neither the Company, the Service Recipient nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Option or of any amounts due to you pursuant to the exercise of the Option or the subsequent sale of any shares of Common Stock acquired upon exercise.
AUSTRALIA
Terms and Conditions
Australian Offer Document. The Company is providing you with an offer to participate in the Plan. This offer sets out information regarding the Option to Australian resident employees. This information is provided by the Company to ensure compliance of the Plan with Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000 and relevant provisions of the Corporations Act 2001.
In addition to the information set out in the Agreement, you are also being provided with copies of the following documents:
(a)the Plan;
(b)the Plan prospectus; and
(c)Employee Information Supplement (collectively, the “Additional Documents”).
The Additional Documents provide further information to help you make an informed investment decision about participating in the Plan. Neither the Plan nor the Plan prospectus is a prospectus for the purposes of the Corporations Act 2001.
You should not rely upon any oral statements made in relation to this offer. You should rely only upon the statements contained in the Agreement and the Additional Documents when considering participation in the Plan.

Notifications
Nature of Plan. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in that Act).
Securities Law Information. Investment in shares of Common Stock involves a degree of risk. Eligible Employees who elect to participate in the Plan should monitor their participation and consider all risk factors relevant to the acquisition of shares of Common Stock under the Plan as set forth below and in the Additional Documents.
The information herein is general information only. It is not advice or information that takes into account your objectives, financial situation and needs. You should consider obtaining your own financial product advice from a person who is licensed by ASIC to give such advice.
Additional Risk Factors for Australian Residents. You should have regard to risk factors relevant to investment in securities generally and, in particular, to holding shares of Common Stock. For example, the price at which an individual share of Common Stock is quoted on the New York Stock Exchange (the “NYSE”) may increase or decrease due to a number of factors. There is no guarantee that the price of the Common Stock will increase. Factors that may affect the price of the Common Stock include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.
More information about potential factors that could affect the Company’s business and financial results will be included in the Company’s most recent Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q. Copies of these reports are available at www.sec.gov, on the Company’s investor’s page at https://investors.unity.com/overview/default.aspx, and upon request to the Company.
In addition, you should be aware that the Australian dollar (“AUD”) value of any shares of Common Stock acquired under the Plan will be affected by the USD/AUD exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.
Common Stock in a U.S. Corporation. Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of a share of Common Stock is entitled to one vote. Dividends may be paid on the shares of Common Stock out of any funds of the Company legally available for dividends at the discretion of the Board. Further, the Common Stock is not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.
Ascertaining the Market Price of Shares. You may ascertain the current market price of the Common Stock as traded on the NYSE under the symbol “U” at https://www.nyse.com/quote/XNYS:U. The AUD equivalent of that price can be obtained at www.rba.gov.au/statistics/frequency/exchange-rates.html. Please note that this is not a prediction of what the market price of the Common Stock will be on any applicable vesting date or when shares of Common Stock are issued to you (or at any other time), or of the applicable exchange rate at such time.
Exchange Control Obligations. If you are an Australian resident, exchange control reporting is required for cash transactions exceeding AUD 10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on your behalf. If there is no Australian bank involved with the transfer, you will be required to file the report.

BELGIUM
Notifications
Foreign Asset / Account Tax Reporting Information. Belgian residents are required to report any security or bank accounts (including brokerage accounts) opened and maintained outside Belgium on their annual tax return. In a separate report, they must provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which such account was opened). The forms to complete this report are available on the website of the National Bank of Belgium.
Tax Notification. Affirmatively accepting stock options in writing within 60 days after the date of the Option offer (i.e., the date on which you are first notified in writing of the material terms and conditions of the Option grant), will result in taxation of the Option on the 60th day after the offer date. If the Option is accepted more than 60 days after the Option offer, the Option will be taxed at exercise. You should consult with your personal tax advisor to ensure compliance with applicable tax obligations.
CANADA
Terms and Conditions
Method of Payment. The following provision supplements and modifies Section 2(b) of the Global Stock Option Agreement:
For avoidance of doubt, you are prohibited from surrendering shares of Common Stock that you already own to pay the Exercise Price or any Tax Liability in connection with the exercise of the Option. The Company reserves the right to permit this method of payment depending upon the development of local law.
Termination of Service. The following provision replaces Section 5(m) of the Terms and Conditions Applicable to All Non-U.S. Participants set forth above:
For purposes of the Option, your Continuous Service will be considered terminated as of the date that is the earliest of (i) the date of termination of your Continuous Service, (ii) the date you receive notice of termination from the Service Recipient, and (iii) the date you are no longer actively providing service (regardless of the reason for such termination and whether or not later found to be invalid or in breach of Canadian labor laws or the terms of your employment or service agreement, if any), and unless otherwise determined by the Company or provided in the Agreement, your right to vest in the Option and the period (if any) during which you may exercise the Option after such termination of your Continuous Service will terminate as of such date and will not be extended by any notice period (e.g., your period of Continuous Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under Canadian employment laws or the terms of your employment or service agreement, if any); the Committee shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your Option grant (including whether you may still be considered to be providing services while on a leave of absence). Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, your right to vest in the Option under the Plan, if any, will terminate effective as of the last day of the your minimum statutory notice period, but you will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the your statutory notice period, nor will you be entitled to any compensation for lost vesting;
The following provisions will apply if you are a resident of Quebec:
Authorization to Release and Transfer Necessary Personal Information. The following provision supplements Section 1 of the Terms and Conditions Applicable to All Non-U.S. Participants set forth above:

You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company and/or any Affiliate to disclose and discuss the Plan with their advisors. You further authorizes the Company and any Affiliate to record such information and to keep such information in your employee file.
French Language Provision. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de la Convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
Notifications
Securities Law Information. The sale or other disposal of the shares of Common Stock acquired at exercise of the Option may not take place within Canada. You will be permitted to sell or dispose of any shares of Common Stock under the Plan only if such sale or disposal takes place outside Canada on the facilities on which such shares are traded (i.e., the New York Stock Exchange).
Foreign Asset/Account Reporting Information. You are required to report any foreign specified property on form T1135 (Foreign Income Verification Statement) if the total value of the foreign specified property exceeds C$100,000 at any time in the year. Foreign specified property includes shares of Common Stock acquired under the Plan, and may include the Option. The Option must be reported (generally at a nil cost) if the $100,000 cost threshold is exceeded because of other foreign specified property you hold. If shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Common Stock at the time of acquisition, but if you own other Shares, this ACB may have to be averaged with the ACB of the other shares of Common Stock. The form must be filed by April 30 of the following year. You should consult with your personal legal advisor to ensure compliance with applicable reporting obligations.
CHINA
Terms and Conditions
The following provisions apply to you if you are a People’s Republic of China (“PRC”) national:
Exercise of Option. The following provision supplements and modifies Sections 2 and 3 of the Global Stock Option Agreement.
Due to legal restrictions, the Option shall become exercisable by you only at such time as the shares of Common Stock are not subject to a market stand-off or lock-up agreement and all necessary exchange control and other approvals from the PRC State Administration of Foreign Exchange or its local counterpart (“SAFE”) have been received for Options granted under the Plan, as determined by the Company in its sole discretion (the “Liquidity Date”). Unless otherwise determined by the Committee, to exercise the Option, you must pay the Exercise Price by a “Cashless Exercise” as described in Section 2(b)(ii) of the Global Stock Option Agreement, and the net cash proceeds from such exercise will be remitted to you in accordance with applicable exchange control law. In the event shares of Common Stock are issued upon exercise of the Option, the Company has discretion to arrange for the sale of the shares of Common Stock issued, either immediately upon exercise or at any time thereafter and the Company may require you to hold such shares of Common Stock in a designated brokerage account.

In the event your Continuous Service terminates after the Liquidity Date, all unvested Options will be forfeited and you must exercise any vested Options within such time as required by the Company’s SAFE approval (but in no event beyond the applicable time limit set forth in the Grant Notice and Global Stock Option Agreement). However, if your Continuous Service with terminates prior to the Liquidity Date for any reason other than Cause, and you are unable to exercise the Option within the applicable time period specified in Section 3 of the Global Stock Option Agreement due to the legal restrictions described above, the Option, to the extent vested and unexercised on the date on which your Continuous Service terminated, may be exercised by you at any time prior to the expiration of twenty-four (24) months after the date on which your Continuous Service terminated or within such shorter period as required by the Company’s SAFE approval, but in any event no later than the Expiration Date.
If or to the extent the Company is unable to obtain or maintain SAFE approval, the Option may not be exercised and no shares of Common Stock subject to the Options shall be issued.
Exchange Control Obligations. You understand and agree that you will be required to immediately repatriate to China the proceeds from the sale of any shares of Common Stock acquired under the Plan and any cash dividends paid on such shares of Common Stock. You further understand that such repatriation of proceeds may need to be effected through a special bank account established by the Company (or an Affiliate), and you hereby consent and agree that any sale proceeds and cash dividends may be transferred to such special account by the Company (or an Affiliate) on your behalf prior to being delivered to you and that no interest shall be paid with respect to funds held in such account.
The proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to you in U.S. dollars, you understands that a U.S. dollar bank account in China must be established and maintained so that the proceeds may be deposited into such account. If the proceeds are paid to you in local currency, you acknowledge that the Company (or an Affiliate) is under no obligation to secure any particular exchange conversion rate and that the Company (or an Affiliate) may face delays in converting the proceeds to local currency due to exchange control restrictions. You agree to bear any currency fluctuation risk between the time the shares of Common Stock are sold and the net proceeds are converted into local currency and distributed to you. You further agree to comply with any other requirements that may be imposed by the Company (or an Affiliate) in the future in order to facilitate compliance with exchange control requirements in China.
COLOMBIA
Terms and Conditions
Nature of Grant. Pursuant to article 127 of the Colombian Labor Code, neither the Option nor any proceeds or other funds you may receive pursuant to the Option will be considered a salary payment for any legal purpose, including, but not limited to, determining vacation pay, termination indemnities, payroll taxes or social insurance contributions. In consequence, the Option and any proceeds or other funds you may receive pursuant to the Option will be considered as non-salary payments as per Article 128 of the Colombian Labor Code (as amended by Article 15 of Law 50 of 1990) and Article 17 of Law 344 of 1996.
Notifications
Securities Law Information. The shares of Common Stock are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and, therefore, the shares of Common Stock may not be offered to the public in Colombia. Nothing in the Grant Notice, the Agreement, the Plan or any other document related to the Option shall be construed as the making of a public offer of securities in Colombia.

Exchange Control Information. You are responsible for complying with any and all Colombian foreign exchange requirements in connection with the Option, any shares of Common Stock acquired and funds remitted out of or into Colombia in connection with the Plan. This may include, among others, reporting obligations to the Central Bank (Banco de la República) and, in certain circumstances, repatriation requirements. You are responsible for ensuring your compliance with any applicable requirements and should speak to your personal legal advisor on this matter.
Foreign Asset / Account Tax Reporting Information. You must file an annual return providing details of assets held abroad to the Colombian Tax Office (Dirección de Impuestos y Aduanas Nacionales). If the individual value of these assets exceeds a certain threshold (currently 3,580 UVT or approximately COP 118,698,000), you must identify and characterize each asset, specify the jurisdiction in which it is located, and provide its value.
You should consult with your personal legal advisor to ensure compliance with the applicable requirements.
CZECH REPUBLIC
Notifications
Exchange Control Information. Czech residents may be required to fulfill certain notification duties in relation to the Options and the opening and maintenance of a foreign account. Such notification will be required if the aggregate value of your foreign direct investments is CZK 2,500,000 or more, you have CZK 200,000,000 or more in foreign financial assets, or you are specifically requested to do so by the Czech National Bank. However, because exchange control regulations may change without notice, you should consult your personal legal advisor prior to the exercise of the Options to ensure compliance with current regulations. It is your responsibility to comply with applicable Czech exchange control laws.
DENMARK
Terms and Conditions
Stock Option Act Notification. You acknowledge you have been provided with an Employer statement translated into Danish, which is being provided to comply with the Danish Stock Option Act. The Employer statement is attached hereto as Exhibit B.
Notifications
Foreign Asset / Account Tax Reporting Information. If you establish an account holding shares of Common Stock or cash outside Denmark, you must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank.
FINLAND
There are no country-specific terms.
FRANCE
Terms and Conditions
Option Type. The Option is not intended to qualify for specific tax or social security treatment in France.
Language Consent. By accepting the Option, you confirm having read and understood the documents relating to this grant (the Plan and the Agreement), which were provided in English language. You accepts the terms of those documents accordingly.

En acceptant l’attribution, vous confirmez ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui ont été communiqués en langue anglaise. Vous acceptez les termes en connaissance de cause.
Notifications
Foreign Asset/Account Reporting Notification. French residents holding cash or securities (including shares of Common Stock acquired under the Plan) outside France must declare such accounts to the French Tax Authorities when filing their annual tax returns.
GERMANY
Notifications
Exchange Control Notification. Cross-border payments in excess of €12,500 (including transactions made in connection with the sale of securities) must be reported monthly to the German Federal Bank (Bundesbank). If you make or receive a payment in excess of this amount in connection with your participation in the Plan, you must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).
Foreign Asset/Account Reporting Notification. If your acquisition of shares of Common Stock under the Plan leads to a “qualified participation” at any point during the calendar year, you will need to report the acquisition when you file your tax return for the relevant year. A qualified participation is attained if (i) the value of the shares of Common Stock acquired exceeds EUR 150,000 or (ii) in the unlikely event you hold shares of Common Stock exceeding 10% of the total Common Stock. However, if the shares of Common Stock are listed on a recognized U.S. stock exchange and you own less than 1% of the Company, this requirement will not apply to you.
INDIA
Notifications
Exchange Control Information. You must repatriate any funds recognized in connection with the Option to India within certain prescribed time periods (e.g., proceeds from the sale of shares of Common Stock must be repatriated within 180 days of receipt or within such other period of time as may be required under applicable regulations). You should obtain a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India, the Company, or the Service Recipient requests proof of repatriation.
Foreign Asset/Account Tax Reporting Information. Indian residents are required to declare any foreign bank accounts and any foreign financial assets (including shares of Common Stock held outside India) in their annual tax return.
IRELAND
Notifications
Director Notification Obligation. Directors, shadow directors or secretaries of an Irish Affiliate must notify the Irish Affiliate in writing within five business days of receiving or disposing of an interest in the Company (e.g., Options granted under the Plan, shares of Common Stock, etc.), or within five business days of becoming aware of the event giving rise to the notification requirement or within five business days of becoming a director or secretary if such an interest exists at the time, but only to the extent such individuals own 1% or more of the total Common Stock. If applicable, this notification requirement also applies with respect to the interests of the spouse or children under the age of 18 of the director, shadow director or secretary (whose interests will be attributed to the director, shadow director or secretary).

ISRAEL
Terms and Conditions
The following provisions apply if you were an Israeli tax resident at the time of grant of the Options:
Trust Arrangement. You understand and agree that the Options awarded under the Agreement are awarded subject to and in accordance with the terms and conditions of the Plan, the Israeli Subplan (the “Sub-Plan”), the Agreement, the Trust Agreement (the “Trust Agreement”), between the Company and the Company’s trustee, IBI Capital Trust Ltd. (the “Trustee”), appointed by the Company or a Participating Company, or any successor trustee. In the event of any inconsistencies between the Sub-Plan, the Agreement and/or the Plan, the Sub-Plan will govern.
Type of Grant. The Options are intended to qualify for favorable tax treatment in Israel as a “Trustee 102 Award” (as defined in the Sub-Plan) subject to the terms and conditions of Section 102(b)(2) of the Income Tax Ordinance (New Version) – 1961 (“Section 102”) and the rules promulgated thereunder. Notwithstanding the foregoing, by accepting the Options, you acknowledge that the Company cannot guarantee or represent that the favorable tax treatment under the 102 Capital Gains Track will apply to the Options.
By accepting the Options, you: (a) acknowledge receipt of and represent that you have read and are familiar with the terms and provisions of Section 102, the Plan, the Sub-Plan, and the Agreement; (b) accept the Options subject to all of the terms and conditions of the Agreement, the Plan, the Sub-Plan and Section 102 and the rules promulgated thereunder; and (c) agree that the Options and/or any shares of Common Stock issued in connection therewith, will be registered for your benefit in the name of the Trustee as required to qualify under Section 102.
You hereby undertake to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan, or any Options or shares of Common Stock granted thereunder. You agree to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with Section 102 and the Income Tax Ordinance (New Version) – 1961 (“ITO”).
Electronic Delivery. To the extent required pursuant to Israeli tax law and/or by the Trustee, you consent and agree to deliver hard-copy written notices and/or actual copies of any notices or confirmations provided by you related to you participation in the Plan. If you reside in Israel and have not already signed an Israeli consent in connection with grants made under the Plan, then you must print, sign and deliver the signed copy of the Israeli consent provided by the Company within 60 days back to the Company (c/o Unity Stock Admin). If the Company or its Subsidiary Corporation in Israel do not receive the signed Israeli consent within 60 days, the Company may cancel the Options in which case, the Options will become null and void.
The following provisions apply if you were not an Israeli tax resident at the time of grant of the Options or if the Options do not qualify as a 102 Capital Gains Track Grant:
Immediate Sale Restriction. Notwithstanding anything to the contrary in the Plan or the Agreement, you may be required to immediately sell all shares of Common Stock acquired upon exercise the Options. Pursuant to this requirement, you authorize the Company to instruct its designated broker to assist with the mandatory sale of the shares of Common Stock (on your behalf pursuant to this authorization without further consent) and you expressly authorize such broker to complete the sale of such shares of Common Stock. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Upon the sale of the shares of Common Stock, the Company agrees to pay to you the cash proceeds from the sale, less any brokerage fees or commissions and any Tax Liability.

JAPAN
Notifications
Exchange Control Notification. If you pay more than ¥30,000,000 in a single transaction for the purchase of shares of Common Stock when you exercise the Option, you must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether the relevant payment is made through a bank in Japan.
Foreign Asset / Account Reporting Information. You will be required to report details of any assets held outside Japan as of December 31st to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th each year. You should consult with your personal tax advisor as to whether the reporting obligation applies to you and whether the requirement extends to any outstanding Options, shares of Common Stock and/or cash acquired under the Plan.
Please note that a Payment Report is required independently from a Securities Acquisition Report. Therefore, you must file both a Payment Report and a Securities Acquisition Report if the total amount you pay in a single transaction for exercising the Option and purchasing shares of Common Stock exceeds ¥50,000,000.
LITHUANIA
Terms and Conditions
Language Consent. By accepting the Option, you unambiguously and irrevocably confirm having read and understood the documents relating to the option right (the Plan and the Agreement), which were prepared and provided in English language. You confirm and declare fully and wholly accepting the terms of those documents accordingly.
Priimdamas Opcioną, Dalyvis nedviprasmiškai ir neatšaukiamai patvirtina, jog, perskaitė ir suprato dokumentus susijusius su opciono teise (Planą ir Sutartį), kurie yra parengti ir pateikti anglų kalba. Atitinkamai, Dalyvis patvirtina ir pareiškia, jog pilvai ir visiškai sutinka su šiuose dokumentuose išdėstytomis sąlygomis.
Notifications
Foreign Asset / Account Reporting Information. Lithuanian residents holding shares of Common Stock acquired under the Plan outside Lithuania (in the securities accounts open with the non-Lithuanian brokers, credit institutions or similar) have to declare their foreign accounts where such securities are held to State Tax Inspectorate of the Republic of Lithuania (“STI”).
Tax Reporting Requirements. You must file an annual tax return providing details of income received from abroad (including income in kind – the shares of Common Stock once they are obtained under the title of ownership) to the STI.
NETHERLANDS
There are no country-specific terms.

NEW ZEALAND
Notifications
Securities Law Information. WARNING: This is an offer of Options to purchase shares of Common Stock. You understand that shares of Common Stock give you a stake in the ownership of the Company. You may receive a return if dividends are paid. The shares of Common Stock are quoted on the New York Stock Exchange (“NYSE”). This means you may be able to sell them on the NYSE if there are interested buyers. You may get less than you invested. The price will depend on the demand for the shares of Common Stock.
If the Company runs into financial difficulties and is wound up, you will be paid, if at all, only after all creditors have been paid. You may lose some or all of your investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.
For information on risk factors impacting the Company’s business that may affect the value of the shares of Common Stock, you should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s “Investor Relations” website at http://investors.unity.com.
You should ask questions, read all documents carefully, and seek independent financial advice before committing yourself.
PORTUGAL
Terms and Conditions
Language Consent. You expressly declare that you have full knowledge of the English language and have read, understood and fully accept and agree with the terms and conditions established in the Plan and the Agreement.
Conhecimento da Lingua. Pelo presente instrumento, você declara expressamente que tem pleno conhecimento da língua Inglesa e que leu, compreendeu e livremente aceitou e concordou dos termos e condições estabelecidas no Plano e no Acordo de Inscrição.
Notifications
Exchange Control Information. If you acquire shares of Common Stock under the Plan, the acquisition of the shares should be reported to the Banco de Portugal for statistical purposes. If the shares of Common Stock are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on your behalf. If the shares of Common Stock are not deposited with a commercial bank or financial intermediary in Portugal, you are responsible for submitting the report to the Banco de Portugal.

SINGAPORE
Terms and Conditions
Restriction on Sale of Shares. The Option is subject to section 257 of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and you will not be able to make any subsequent offer to sell or sale of the shares of Common Stock in Singapore, unless such offer or sale is made (1) after six (6) months from the Date of Grant or (2) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.
Notifications
Securities Law Notice. The offer of the Plan, the grant of the Option, and the value of the underlying shares of Common Stock on exercise are being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification. You understand and acknowledge that if you are a director, associate director or shadow director of a Singapore Affiliate, you are subject to certain notification requirements under the Singapore Companies Act, regardless of whether you are a Singapore resident or employed in Singapore. Among these requirements is an obligation to notify the Singapore Affiliate in writing when you receive an interest (e.g., Options or shares of Common Stock) in the Company. In addition, you must notify the Singapore Affiliate when you sell shares of Common Stock (including when you sell shares of Common Stock acquired under the Plan). These notifications must be made within two days of acquiring or disposing of any interest in the Company. In addition, a notification must be made of your interests in the Company within two days of becoming a director, associate director or shadow director.
SOUTH KOREA
Notifications
Foreign Asset / Account Tax Reporting Information. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency). You should consult with your personal tax advisor to ensure compliance with the applicable requirements.
SPAIN
Terms and Conditions
Nature of Grant. The following provision supplements Section 5 of the Terms and Conditions Applicable to All Non-U.S. Participants set forth above:
In accepting the Option, you acknowledge that you consent to participation in the Plan and have received a copy of the Plan.

You understand that the Company has unilaterally, gratuitously, and in its sole discretion decided to grant Options under the Plan to Employees, Consultants, and Directors throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Affiliate on an ongoing basis. Consequently, you understand that the Option is granted on the assumption and condition that the Option and any shares of Common Stock acquired under the Plan are not part of any employment contract (either with the Company or any other Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever. In addition, you understand that this grant would not be made but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to the Option shall be null and void.
You understand and agree that, as a condition of the grant of the Option, unless otherwise provided in the Agreement, the termination of your Continuous Service for any reason (including the reasons listed below) will automatically result in the loss of the Option to the extent the Option has not vested and become exercisable as of the date you are no longer actively providing service. In particular, unless otherwise provided in the Agreement, you understand and agree that any unvested portion of the Option as of the date you are no longer actively providing service and any vested portion of the Option not exercised within the post-termination exercise period set out in this Agreement will be forfeited without entitlement to the underlying shares of Common Stock or to any amount of indemnification in the event of a termination of your Continuous Service by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Service Recipient and under Article 10.3 of the Royal Decree 1382/1985. You acknowledge that you have read and specifically accept the conditions referred to in the Global Stock Option Agreement as well as Section 5 of the Terms and Conditions Applicable to All Non-U.S. Participants (as supplemented by this provision).
Notifications
Securities Law Information. No “offer of securities to the public,” within the meaning of Spanish law, has taken place or will take place in the Spanish territory in connection with the Option. The Plan, the Agreement and any other documents evidencing the grant of the Option have not been, nor will they be, registered with the Comisión Nacional del Mercado de Valores (the Spanish securities regulator), and none of those documents constitutes a public offering prospectus.
Exchange Control Information. The acquisition, ownership and disposition of stock in a foreign company (including shares of Common Stock) must be declared for statistical purposes to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness. Generally, the declaration must be made in January for shares of Common Stock acquired or disposed of during the prior year and/or for shares of Common Stock owned as of December 31 of the prior year; however, if the value of the Common Stock acquired or sold exceeds €1,502,530 (or you holds 10% or more of the share capital of the Company or such other amount that would entitle you to join the Board), the declaration must be filed within one month of the acquisition or disposition, as applicable.
In addition, you may be required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including any shares of Common Stock acquired under the Plan) and any transactions with non-Spanish residents (including any payments of shares of Common Stock made to you by the Company) depending on the value of such accounts and instruments and the amount of the transactions during the relevant year as of December 31 of the relevant year.

Foreign Asset/Account Reporting Information. You are required to report rights or assets deposited or held outside of Spain (including shares of Common Stock acquired under the Plan or cash proceeds from the sale of such shares of Common Stock) as of December 31 of each year, if the value of such rights or assets exceeds €50,000 per type of right or asset. After such rights and/or assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported rights or assets increases by more than €20,000 or if the ownership of the assets is transferred or relinquished during the year.
The exchange control and foreign asset / account reporting requirements in Spain are complex. You should consult your personal legal and tax advisors to ensure compliance with the applicable requirements.
SWEDEN
Terms and Conditions
Authorization to Withhold. The following provision supplements Section 4 of the Global Stock Option Agreement:
Without limiting the Company’s or the Service Recipient’s authority to satisfy their withholding obligations for any Tax Liability as set forth in Section 4 of the Global Stock Option Agreement, in accepting the Option, you authorize the Company and/or the Service Recipient to withhold or sell shares of Common Stock otherwise deliverable to you upon exercise to satisfy any Tax Liability, regardless of whether the Company or the Service Recipient has a withholding obligation on any such Tax Liability.
SWITZERLAND
Notifications
Securities Law Information. Neither this document nor any other materials relating to the Plan (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”); (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an Employee; or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA).
TAIWAN
Terms and Conditions
Securities Law Information. The offer of participation in the Plan is available only for Employees and Consultants. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Data Privacy. The following provision supplements Section 1 of the Terms and Conditions Applicable to All Non-U.S. Participants set forth above:
You hereby acknowledge having read and understood Section 1 of the Terms and Conditions Applicable to All Non-U.S. Participants set forth above and, by participating in the Plan, agree to such terms. In this regard, upon request of the Company or an Affiliate, you agree to provide any executed data privacy consent form (or any other agreements or consents that may be required by the Company or an Affiliate) that the Company and/or an Affiliate may deem necessary under applicable data privacy laws, either now or in the future. You understand that you will not be able to participate in the Plan if you fail to execute any such consent or agreement.

Notifications
Exchange Control Information. Taiwanese residents may acquire and remit foreign currency (including proceeds from the sale of shares of Common Stock) into and out of Taiwan up to a certain amount per year. You understand that if you are a Taiwanese resident, and the transaction amount exceeds US $500,000 in a single transaction, you may need to submit a foreign exchange transaction form and provide supporting documentation to the satisfaction of the remitting bank.
UNITED ARAB EMIRATES
Notifications
Securities Law Information. Participation in the Plan is being offered only to eligible Employees, Consultants, and Directors and is in the nature of providing equity incentives. Any documents related to participation in the Plan, including the Plan, the Agreement and any other grant documents (“Option Documents”), are intended for distribution only to such eligible Employees, Consultants, and Directors and must not be delivered to, or relied on by, any other person.
The United Arab Emirates securities or financial/economic authorities have no responsibility for reviewing or verifying any Option Documents and have not approved the Option Documents nor taken steps to verify the information set out in them, and thus, are not responsible for their content. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. You acknowledge that if you do not understand the contents of the Option Documents, you should consult an authorized financial advisor.
UNITED KINGDOM
Terms and Conditions
Tax Responsibility and Satisfaction. The following provision supplements Section 4 of the Global Stock Option Agreement:
Income tax and national insurance contributions may arise on exercise of (or any other dealing in) the Option, and you agree as a condition of exercise of the Option to meet any such Tax Liability, including your primary Class 1 and the Service Recipient’s secondary Class 1 national insurance contributions (“NICs”) arising on exercise of the Option for which the Service Recipient is required to account to Her Majesty’s Revenue and Customs (“HMRC”). It is a condition of exercise of the Option that, if required by the Company or any Affiliate, you enter into such arrangements as the Company or any Affiliate may require for satisfaction of those Tax Liabilities. You acknowledge that you may be required as a condition of exercise of the Option to enter into a joint election whereby the Service Recipient’s liability for NICs is transferred to you on terms set out in the election and approved by HMRC.
Without limitation to Section 4 of the Global Stock Option Agreement, you agree that you are responsible for all Tax Liability and hereby covenant to pay all such Tax Liability, as and when requested by the Company or an Affiliate or by HMRC (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and its Affiliates against any Tax Liability they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf.

Notwithstanding the foregoing, if you are a director or executive officer (within the meaning of Section 13(k) of the Exchange Act), you understand that you may not be able to indemnify the Company for the amount of any withholding obligation for Tax Liability not collected from or paid by you, in case the indemnification could be considered to be a loan. In this case, the Tax Liability not collected or paid within 90 days of the end of the U.K. tax year in which the taxable event occurs may constitute a benefit to you on which additional income tax and NICs may be payable. You understand that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or an Affiliate (as appropriate) the amount of any employee NICs due on this additional benefit, which may also be recovered from you by any of the means referred to in Section 4 of the Global Stock Option Agreement.

Participant:

Date:

EXHIBIT B
Unity Software Inc.
2020 Equity Incentive Plan
Denmark - Employer Statement

AFTALE OM TILDELING AF AKTIEOPTIONER, HERUNDER ERKLÆRING I HENHOLD TIL AKTIEOPTIONSLOVEN	AGREEMENT CONCERNING GRANTING OF OPTIONS, INCLUDING STATEMENT PURSUANT TO THE DANISH STOCK OPTION ACT

Unity Technologies ApS Loevstraede 5, DK-1152 København K Danmark (det “Danske Selskab”)	Unity Technologies ApS Loevstraede 5, DK-1152 Copenhagen K Denmark (the “Danish Company”)

og	and

Den i Tildelingsmeddelelsen anførte Optionsindehaver (“Medarbejderen”)	The Optionholder named in the Grant Notice (the “Employee”)

and

Unity Software Inc. 30 3rd Street San Francisco, California 94103 USA (“Selskabet”)	Unity Software Inc. 30 3rd Street San Francisco, California 94103 USA (the “Company”)

indgået denne aftale (den “Danske Aftale”) i relation til de aktieoptioner (“Optioner”), som Selskabet har tildelt Medarbejderen. Den Danske Aftale udgør endvidere en erklæring til Medarbejderen i henhold til lov om brug af køberet eller tegningsret til aktier m.v. i ansættelsesforhold (“Aktieoptionsloven”) § 3, stk. 1.	have entered into this agreement (the “Danish Agreement”) concerning the stock options (the “Options”) granted by the Company to the Employee. The Danish Agreement also constitutes a statement to the Employee pursuant to section 3 (1) of the Danish Act on the exercise of stock acquisition rights or stock subscription rights in employment relationships, etc. (the “Stock Option Act”).

I tilfælde af uoverensstemmelser mellem den Danske Aftale og Medarbejderens ansættelsesaftale med det Danske Selskab har den Danske Aftale forrang.	In the event of any discrepancies between the Danish Agreement and the Employee’s contract of employment with the Danish Company, this Danish Agreement shall prevail.

Selskabet har vedtaget et aktieoptionsprogram, der omfatter medarbejdere i Selskabet og dettes tilknyttede virksomheder, herunder det Danske Selskabs medarbejdere. Vilkårene for aktieoptionsprogrammet, der også omfatter de Optioner, der tildeles i medfør af den Danske Aftale, er fastsat i “Unity Software Inc. 2020 Equity Incentive Plan” (“Planen”) og “Unity Software Inc. Global Stock Option Agreement and Stock Option Grant Notice (“Aktieoptionsaftalen”) (Planen og Aktieoptionsaftalen benævnes herefter samlet “Aktieoptionsprogrammet”). Denne Danske Aftale er betinget af Medarbejderens indgåelse af Aktieoptionsaftalen.	The Company has adopted a stock option program covering the employees of the Company and its affiliates, including the employees of the Danish Company. The terms of the stock option program, which also include the Options granted under the Danish Agreement, are set forth in the Unity Software Inc. 2020 Equity Incentive Plan (the “Plan”) and the Unity Software Inc. Global Stock Option Agreement and Stock Option Grant Notice (the “Stock Option Agreement”), (the Plan and Stock Option Agreement are hereinafter referred to as the “Stock Option Program”). This Danish Agreement is contingent on the Employee’s concurrent execution of the Stock Option Agreement.

Vilkårene i Aktieoptionsprogrammet finder anvendelse på Medarbejderens Optioner, medmindre den Danske Aftale fastsætter vilkår, der fraviger vilkårene i Aktieoptionsprogrammet. I sådanne tilfælde har den Danske Aftales vilkår forrang.	The terms of the Stock Option Program apply to the Employee’s Options, unless the Danish Agreement stipulates terms that deviate from the terms of the Stock Option Program. In such situations, the terms of the Danish Agreement shall prevail.

Definitioner anvendt i den Danske Aftale skal have samme betydning som i Aktieoptionsprogrammet, medmindre andet følger af den Danske Aftale.	The definitions of the Danish Agreement shall have the same meaning as the definitions of the Stock Option Program, unless otherwise provided by the Danish Agreement.

1	OPTIONER OG VEDERLAG	1	OPTIONS AND CONSIDERATION

1.1	Medarbejderen tildeles løbende efter Selskabets Bestyrelses ("Bestyrelsen") diskretionære beslutning Optioner, der giver ret til at købe aktier (“Aktier”) i Selskabet. Optionerne tildeles vederlagsfrit.	1.1	The Employee is granted Options on a current basis at the discretion of the Company’s Board of Directors (the “Board”) entitling the Employee to purchase shares of common stock (“Shares”) in the Company. The Options are granted free of charge.

1.2	Købsprisen pr. Aktie (“Købsprisen”), der betales ved udnyttelse af en Option, svarer til Markedsprisen pr. aktie for Selskabets aktier på Optionens tildelingsdag som fastsat af Bestyrelsen og i Planens punkt 4(b).	1.2	The exercise price per Share (the “Exercise Price”) at which an Option may be exercised shall be equivalent to the Fair Market Value per share of the Company’s common stock on the effective date of the grant of the Option as determined by the Board and as further specified in Section 4(b) of the Plan.

2	KRITERIER ELLER BETINGELSER FOR TILDELINGEN	2	CRITERIA OR CONDITIONS FOR THE GRANT

2.1	Medarbejdere, konsulenter og bestyrelsesmedlemmer i Selskabet eller en tilknyttet virksomhed, der er udpeget af Lønudvalget på Optionens tildelingsdag, er berettigede til at deltage i Aktieoptionsprogrammet	2.1	Employees, consultants and directors of the Company or an affiliate of the Company designated by the Committee on the effective date of the grant may be eligible to participate.

3	ØVRIGE VILKÅR	3	OTHER TERMS AND CONDITIONS

3.1	Optionerne tildeles i overensstemmelse med Aktieoptionsprogrammet.	3.1	The Options are granted under the Stock Option Program.

3.2	Optionerne tildeles efter Lønudvalgets skøn i Aktieprogrammets løbetid.	3.2	The Options are granted at the discretion of the Committee during the term of the Stock Option Program.

3.3	Optionerne optjenes efter følgende i Tildelingsmeddelelsen anførte skema.	3.3	The Options shall vest according to the schedule set forth in the Grant Notice.

3.4	Modningen er betinget af, at Medarbejderen er ansat i det Danske Selskab eller en anden med Selskabet koncernforbundet enhed, og der tildeles ikke Optioner og Optioner modnes ikke efter ansættelsesforholdets ophør, uanset årsag hertil, jf. dog nedenfor. Modningen af Optioner påvirkes ikke af lovreguleret orlov.	3.4	The vesting of Options is conditional on the Employee being employed with the Danish Company or another entity in the Company group and no Options are granted or shall vest after the termination of such employment, regardless of the reason for such termination, cf. however below. The vesting of Options is not influenced by statutory leave.

4	UDNYTTELSE	4	EXERCISE

4.1	Modnede Optioner kan udnyttes som fastsat i punkt 3.3.	4.1	Outstanding Options may be exercised once vested as stated in clause 3.3.

4.2	Ikke-modnede Optioner kan ikke udnyttes medmindre Bestyrelsen træffer anden beslutning herom.	4.2	Unvested Options cannot be exercised, unless determined otherwise specified by the Board.

4.3	Optionerne bortfalder på ti-årsdagen for tildeling.	4.3	Options expire no later than 10 years after the date of grant.

5	OPSIGELSE	5	TERMINATION

5.1	I tilfælde af, at Medarbejderens ansættelsesforhold ophører på grund af Medarbejderens handicap, kan Optionen, i det omfang denne ikke er udnyttet og kan udnyttes for modnede aktier på tidspunktet, hvor Medarbejderens ansættelse ophører, til enhver tid udnyttes af Medarbejderen (eller Medarbejderens værge eller juridiske repræsentant) inden udløbet af en periode på tolv (12) måneder efter fratrædelsesdatoen, men under ingen omstændigheder senere end Optionens Udløbsdato.	5.1	If the Employee’s employment terminates because of the disability of the Employee, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Employee’s employment terminated, may be exercised by the Employee (or the Employee’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the employment terminates, but in any event no later than the Option Expiration Date.

5.2	I tilfælde af, at Medarbejderens ansættelsesforhold ophører på grund af Medarbejderens død, kan Optionen, i det omfang denne ikke er udnyttet og kan udnyttes for modnede aktier på tidspunktet, hvor Medarbejderens ansættelse ophører, til enhver tid udnyttes af Medarbejderens juridiske repræsentant eller anden person, som har opnået ret til at udnytte Optionen som følge af Medarbejderens død, inden udløbet af en periode på tolv (12) måneder efter fratrædelsesdatoen, men under ingen omstændigheder senere end Optionens Udløbsdato. Medarbejderens ansættelse anses for ophørt på grund af død, hvis Medarbejderen dør inden for tre (3) måneder efter fratrædelsesdatoen. Endvidere kan, i det i Tildelingsmeddelelsen anførte omfang, modningen af ikke-modnede Optioner accelereres efter fratræden på grund af død.	5.2	If the Employee’s employment terminates because of the death of the Employee, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Employee’s employment terminated, may be exercised by the Employee’s legal representative or other person who acquired the right to exercise the Option by reason of the Employee’s death at any time prior to the expiration of twelve (12) months after the employment terminates, but in any event no later than the Option Expiration Date. The Employee’s employment shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the employment terminates. Further, to the extent set forth in the Grant Notice, the vesting of unvested Options may be accelerated upon termination due to death.

5.3	I tilfælde af det Danske Selskabs opsigelse/bortvisning som følge af Medarbejderens misligholdelse af ansættelsesaftalen bortfalder Medarbejderens ikke- udnyttede Optioner uden kompensation pr. ansættelsesforholdets ophør.	5.3	If the Danish Company terminates/summarily dismisses the Employee due the Employee’s breach of the employment agreement, all Options, which have not been exercised at the time of termination, will lapse without further notice or compensation as of the date the employment terminates.

5.4	I tilfælde af det Danske Selskabs opsigelse af Medarbejderen af andre årsager, bortset fra handicap, død eller misligholdelse af ansættelsesaftalen, kan Optionen, i det omfang denne ikke er udnyttet og kan udnyttes for modnede aktier på tidspunktet, hvor Medarbejderens ansættelse ophører, til enhver tid udnyttes af Medarbejderen inden udløbet af en periode på tre (3) måneder efter fratrædelsesdatoen, men under ingen omstændigheder senere end Optionens Udløbsdato.	5.4	If the Danish Company terminates/dismisses the Employee for any other reason, except Disability, death or breach of the employment agreement, the Option, to the extent unexercised and exercisable for vested shares by the Employee on the date on which the Employee’s employment is terminated, may be exercised by the Employee at any time prior to the expiration of three (3) months after the employment terminates, but in any event no later than the Option Expiration Date.

6	REGULERING AF OPTIONER	6	ADJUSTMENT OF THE OPTIONS

6.1	Regulering ved kapitalændringer	6.1	Adjustment in connection with capital changes
Ved en ændring i antallet af udestående Ordinære Aktier som følge af en ændring i Selskabets
	kapitalstruktur uden vederlag såsom aktieudbytte, rekapitalisering, aktiesplit, omvendt aktiesplit, opdeling og omklassificering, kan der, som yderligere reguleret i Aktieoptionsprogrammet, gennemføres justeringer, der kan påvirke Aktieoptionsprogrammet, herunder en justering af antallet af samt klassen af de Ordinære Aktier, der kan opnås i henhold til Programmet, af Købsprisen pr. aktie og af det antal Ordinære Aktier for hver option i henhold til Programmet, der endnu ikke er udnyttet.		As further set out in the Stock Option Program, if the number of outstanding shares of Common Stock is changed by a modification in the capital structure of the Company without consideration such as a stock dividend, recapitalization, stock split, reverse stock split, subdivision or reclassification then adjustments may be made that may impact the Stock Option Program including adjusting of the number and class of Common Stock that may be delivered under the Stock Option Program, the Exercise Price per share and the number of shares of Common Stock covered by each option under the Stock Option Program which has not yet been exercised.

6.2	Andre ændringer	6.2	Other changes
	Såfremt der sker ændring i Selskabets ejerforhold, kan der ske andre ændringer i Aktieoptionsprogrammet, som beskrevet deri.		If there is a change in control of the Company adjustments may be made to the Stock Option Program as further set out therein.

6.3	Lønudvalgets regulering af Optioner	6.3	Committee’s regulation of Options
	Lønudvalgets bemyndigelse til at regulere Optionerne i de i punkt 6 omhandlede situationer er underlagt punkt 6 i Planen og punkt 7 i Aktieoptionsaftalen.		The Committee’s authority to regulate the Options in the situations comprised by this section 6 shall be governed by section 6 of the Plan and section 7 of the Stock Option Agreement.

7	ØKONOMISKE ASPEKTER VED DELTAGELSE I ORDNINGEN	7	THE FINANCIAL ASPECTS OF PARTICIPATING IN THE SCHEME

7.1	Optionerne er risikobetonede værdipapirer, der er afhængige af aktiemarkedet og Selskabets resultater. Som følge heraf er der ingen garanti for, at udnyttelsen af Optionerne udløser en fortjeneste. Optionerne skal ikke medregnes ved opgørelsen af feriepenge, fratrædelsesgodtgørelse, godtgørelse eller kompensation fastsat ved lov, pension og lignende.	7.1	The Options are risky securities influenced by the capital market and the Company’s results. Consequently, there is no guarantee that the exercise of the Options will trigger a profit. The Options are not to be included in the calculation of holiday allowance, severance pay, statutory allowance and compensation, pension and similar payments.

8	SKATTEMÆSSIGE FORHOLD	8	TAX MATTERS

8.1	De skattemæssige konsekvenser for Medarbejderen som følge af tildelingen af Optionerne og den efterfølgende udnyttelse heraf er det Danske Selskab og Selskabet uvedkommende. Det Danske Selskab opfordrer Medarbejderen til selvstændigt at indhente rådgivning om den skattemæssige behandling af tildeling og udnyttelse af Optionerne.	8.1	Any tax consequences for the Employee arising out of the Options and the exercise thereof are of no concern to the Danish Company or the Company. The Danish Company encourages the Employee to obtain individual tax advice in relation to the effect of grant and exercise of the Options.

9	OVERDRAGELSE OG PANTSÆTNING AF WARRANTS MV.	9	TRANSFER AND PLEDGING OF OPTIONS, ETC.

9.1	Optionerne er personlige og kan hverken sælges, bortgives, pantsættes eller på anden måde overdrages til tredjemand, frivilligt eller ved udlæg.	9.1	The Options are personal instruments that cannot be sold, given away, pledged or otherwise transferred to a third party, whether voluntarily or by execution.

9.2	Udover at udgøre en selvstændig erklæring i henhold til Aktieoptionsloven § 3, stk. 1, udgør Aftalen en integreret del af Medarbejderens ansættelsesaftale med det Danske Selskab og er undergivet dansk lovgivning.	9.2	In addition to constituting a statement in accordance with section 3 (1) of the Danish Stock Option Act, this Agreement constitutes an integral part of the Employee’s contract of employment with the Danish Company and is subject to Danish law.

Unity Software Inc.
2020 Equity Incentive Plan
RSU Award Grant Notice
Unity Software Inc. (the “Company”) has awarded to you (the “Participant”) the number of restricted stock units specified and on the terms set forth below (the “RSU Award”). Your RSU Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2020 Equity Incentive Plan (the “Plan”) and the Global Restricted Stock Unit Award Agreement, including any country-specific appendices thereto (the “Appendix”), which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Global Restricted Stock Unit Award Agreement shall have the meanings set forth in the Plan or the Agreement.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units:

Vesting Schedule:	[___________________________________________________].
Notwithstanding the foregoing, except as set forth below, vesting shall terminate upon the Participant’s termination of Continuous Service.

If the Participant’s Continuous Service terminates because of the Participant’s death (i) within the first year of the Participant’s Continuous Service, then 50% of the Number of Restricted Stock Units as set forth above shall vest effective as of immediately prior to the effective time of such termination or (ii) on or following the first year of the Participant’s Continuous Service, then 100% of the Number of Restricted Stock Units set forth above shall vest effective as of immediately prior to the effective time of such termination.

Issuance Schedule:	One share of Common Stock shall be issued for each restricted stock unit which vests at the time set forth in Section 5 of the Global Restricted Stock Unit Award Agreement.
Participant Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:
•The RSU Award is governed by this RSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Global Restricted Stock Unit Award Agreement (including the Appendix), all of which are made a part of this document. This Grant Notice, the Global Restricted Stock Unit Award Agreement and the Appendix (collectively, the “Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company, unless otherwise provided in the Plan.
•You have read and are familiar with the provisions of the Plan, the Agreement and the Prospectus. In the event of any conflict between the provisions in this Agreement (including the Grant Notice, the Global Restricted Stock Unit Award Agreement and the Appendix) or the Prospectus and the terms of the Plan, the terms of the Plan shall control.
•The Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this RSU Award.
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•You consent to receive the Agreement, the Plan, the Prospectus and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
•Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

UNITY SOFTWARE INC.		PARTICIPANT:

By:
	John Riccitiello		Signature

Title:	President & CEO	Date:

Date:
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Unity Software Inc.
2020 Equity Incentive Plan
Global Restricted Stock Unit Award Agreement (RSU Award)
As reflected by your RSU Award Grant Notice (“Grant Notice”) Unity Software Inc. (the “Company”) has granted you a RSU Award under its 2020 Equity Incentive Plan (the “Plan”) for the number of restricted stock units as indicated in your Grant Notice (the “RSU Award”). The terms of your RSU Award as specified in this Global Restricted Stock Unit Award Agreement for your RSU Award, including the Appendix as defined below and the Grant Notice constitute your Agreement (the Grant Notice, Global Restricted Stock Unit Award Agreement and Appendix, collectively, are referred to as the “Agreement”). Defined terms not explicitly defined in this Global Restricted Stock Unit Award Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable
The general terms applicable to your RSU Award are as follows:
1.Governing Plan Document. Your RSU Award is subject to all the provisions of the Plan, including but not limited to the provisions in:
(a)Section 6 of the Plan regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Corporate Transaction on your RSU Award;
(b)Section 9(e) of the Plan regarding the Company’s retained rights to terminate your Continuous Service notwithstanding the grant of the RSU Award; and
(c)Section 8(c) of the Plan regarding the tax consequences of your RSU Award.
Your RSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall control.
2.GRANT OF THE RSU AWARD. This RSU Award represents your right to be issued on a future date the number of shares of Common Stock that is equal to the Number of Restricted Stock Units indicated in the Grant Notice as modified to reflect any Capitalization Adjustment and subject to your satisfaction of the vesting conditions set forth therein (the “Restricted Stock Units”). Any additional Restricted Stock Units that become subject to the RSU Award pursuant to Capitalization Adjustments as set forth in the Plan, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units covered by your RSU Award.
3.DIVIDENDS. You shall receive no benefit or adjustment to your RSU Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your RSU Award after such shares have been delivered to you.
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4.WITHHOLDING OBLIGATIONS.
(a)Regardless of any action taken by the Company or, if different, the Affiliate to which you provide Continuous Service (the “Service Recipient”) with respect to any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items associated with the grant or vesting of the RSU Award or sale of the underlying Common Stock or other tax-related items related to your participation in the Plan and legally applicable to you (the “Tax Liability”), you hereby acknowledge and agree that the Tax Liability is your ultimate responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. You further acknowledge that the Company and the Service Recipient (i) make no representations or undertakings regarding any Tax Liability in connection with any aspect of this RSU Award, including, but not limited to, the grant or vesting of the RSU Award, the issuance of Common Stock pursuant to such vesting, the subsequent sale of shares of Common Stock, and the payment of any dividends on the Common Stock; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSU Award to reduce or eliminate your Tax Liability or achieve a particular tax result. Further, if you are subject to Tax Liability in more than one jurisdiction, you acknowledge that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax Liability in more than one jurisdiction. As further provided in Section 8 of the Plan, you hereby authorize the Company and any applicable Service Recipient to satisfy any applicable withholding obligations with regard to the Tax Liability by any of the following means or by a combination of such means: (1) causing you to pay any portion of the Tax Liability in cash; (2) withholding from any compensation otherwise payable to you by the Company or the Service Recipient; (3) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award ; provided, however, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee; and/or (iv) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby you irrevocably elect to sell a portion of the shares of Common Stock to be delivered in connection with your Restricted Stock Units to satisfy the Tax Liability and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax Liability directly to the Company or the Service Recipient. Furthermore, you agree to pay the Company or the Service Recipient any amount the Company or the Service Recipient may be required to withhold, collect or pay as a result of your participation in the Plan or that cannot be satisfied by the means previously described. In the event the obligation of the Company or applicable Service Recipient with respect to the Tax Liability arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Tax Liability was greater than the amount withheld by the Company and/or the Service Recipient (as applicable), you agree to indemnify and hold the Company and/or the Service Recipient (as applicable) harmless from any failure by the Company or the applicable Service Recipient to withhold the proper amount.
(b)The Company may withhold or account for your Tax Liability by considering statutory withholding amounts or other withholding rates applicable in your jurisdiction(s), including (i) maximum applicable rates, in which case you may receive a refund of any over-withheld amount in cash (whether from applicable tax authorities or the Company) and will have no entitlement to the equivalent amount in Common Stock or (ii) minimum or such other applicable rates, in which case you may be solely responsible for paying any additional Tax Liability to the applicable tax authorities. If the Tax Liability is satisfied by withholding shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the vested portion of the RSU Award, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying the Tax Liability.
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(c)You acknowledge that you may not participate in the Plan and the Company shall have no obligation to deliver shares of Common Stock until you have fully satisfied the Tax Liability, as determined by the Company. Unless any withholding obligation for the Tax Liability is satisfied, the Company shall have no obligation to deliver to you any Common Stock in respect of the RSU Award.
5.DATE OF ISSUANCE.
(a)The issuance of shares in respect of the Restricted Stock Units is intended to comply with U.S. Treasury Regulations Section 1.409A-3(a) and will be construed and administered in such a manner. Subject to the satisfaction of the Tax Liability withholding obligation, if any, in the event one or more Restricted Stock Units vests, the Company shall issue to you one (1) share of Common Stock for each vested Restricted Stock Unit. Each issuance date determined by this paragraph is referred to as an “Original Issuance Date.”
(b)If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:
(i)the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement)), and
(ii)either (1) a Tax Liability withholding obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Tax Liability withholding obligation by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Tax Liability in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with U.S. Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of U.S. Treasury Regulations Section 1.409A-1(d).
6.TRANSFERABILITY. Except as otherwise provided in the Plan, your RSU Award is not transferable, except by will or by the applicable laws of descent and distribution
7.CORPORATE TRANSACTION. Your RSU Award is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.
8.NO LIABILITY FOR TAXES. As a condition to accepting the RSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to Tax Liability arising from the RSU Award or other compensation from the Company or the Service Recipient and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the RSU Award and have either done so or knowingly and voluntarily declined to do so.
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9.SEVERABILITY. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
10.OTHER DOCUMENTS. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy.
11.QUESTIONS. If you have questions regarding these or any other terms and conditions applicable to your RSU Award, including a summary of the applicable U.S. federal income tax consequences, please see the Prospectus.
12.LOCK-UP. By accepting this RSU Award, you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section 12. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 12 and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
13.VENUE. For purposes of any action, lawsuit, or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of the State of California, or the federal courts for Northern District of California, and no other courts, where this grant is made and/or to be performed.
14.WAIVER. You acknowledge that a waiver by the Company of any provision, or breach thereof, of this Agreement on any occasion shall not operate or be construed as a waiver of such provision on any other occasion or as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other Participant.
15.APPENDIX. Notwithstanding any provisions in this Agreement, the RSU Award shall be subject to any additional or different terms and conditions set forth in the Appendix to this Global Restricted Stock Unit Award Agreement for your country (the “Appendix”) set forth as Exhibit A to this Global Restricted Stock Unit Award Agreement. Moreover, if you relocate to one of the countries included in the Appendix, the additional or different terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Global Restricted Stock Unit Award Agreement.
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EXHIBIT A
Unity Software Inc.
2020 Equity Incentive Plan
Appendix to Global Restricted Stock Unit Award Agreement
Terms and Conditions
This Appendix includes additional terms and conditions that govern the RSU Award granted to you under the Plan if you reside and/or work outside of the United States. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan and/or the Global Restricted Stock Unit Award Agreement to which this Appendix is attached.
If you are a citizen or resident of a country other than the one in which you are currently working and/or residing, transfer to another country after the Date of Grant, or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the terms and conditions contained herein shall be applicable to you.
Notifications
This Appendix also includes information regarding securities, exchange controls, tax, and certain other issues of which you should be aware with respect to your participation in the Plan. The information is provided solely for the convenience of you and is based on the securities, exchange control, tax, and other laws in effect in the respective countries as of July 2020. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date by the time you vest in the RSU Award or sell any shares of Common Stock acquired at vesting of the RSU Award.
In addition, the information contained in this Appendix is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the applicable laws in your country may apply to your situation.
Finally, you understand that if you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer to another country after the Date of Grant, or are considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to you in the same manner.
TERMS AND CONDITIONS APPLICABLE TO NON-U.S. PARTICIPANTS
In accepting the RSU Award, you acknowledge, understand and agree to the following:
1.Data Privacy Information. The Company is located at 30 3rd Street, San Francisco, CA 94103, United States, and grants Awards to employees of the Company and its Affiliates, at the Company’s sole discretion. If you would like to participate in the Plan, please review the following information about the Company’s data processing practices.
The following provision applies to Participants who work and/or reside outside the European Union/European Economic Area.
Data Collection and Usage. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in the Grant Notice and the Agreement by and among, as applicable, the Company, the Service Recipient and other Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.
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Data Processing. You understand that the Company and the Service Recipient may hold certain personal information about you, including, without limitation, your name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality and citizenship, job title, any shares of Common Stock or directorships held in the Company, details of all Awards or other entitlements to shares of Common Stock, granted, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the purpose of implementing, administering and managing the Plan.
Stock Plan Administration, Data Transfer, Retention and Data Subject Rights. You understand that the Data will be transferred to the Charles Schwab & Co., Inc. (including its affiliated companies) (“Schwab”), Equity Plan Solutions (“EPS”), and/or such other stock plan service provider as the Company may select to assist the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in your country of work and/or residence, or elsewhere, and that any recipient’s country may have different data privacy laws and protections than your country of work and/or residence. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company, Schwab, EPS and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your Continuous Service will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant you the RSU Award or other equity awards or administer or maintain such awards. Therefore, you understand that refusal or withdrawal of consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
The following provision applies to Participants who work and/or reside inside the European Union/European Economic Area (including the United Kingdom).
Data Collection and Usage. The Company, the Service Recipient, and other Affiliates collect, process, transfer and use personal data about you that is necessary for the purpose of implementing, administering and managing the Plan. This personal data may include your name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality and citizenship, job title, any shares of Common Stock or directorships held in the Company, details of all Awards or other entitlements to shares of Common Stock, granted, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), which the Company receives from you or the Service Recipient.
Purposes and Legal Bases of Processing. The Company processes the Data for the purpose of performing its contractual obligations under the Agreement, granting RSU Award, implementing, administering and managing your participation in the Plan. The legal basis for the processing of the Data by the Company and the third party service providers described below is the necessity of the data processing for the Company to perform its contractual obligations under the Agreement and for the Company’s legitimate business interests of managing the Plan and generally administering employee equity awards.
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Stock Plan Administration Service Providers. The Company transfers Data to Charles Schwab & Co., Inc. (including its affiliated companies) (“Schwab”), Equity Plan Solutions (“EPS”), independent service providers with operations, relevant to the Company, in Canada and the United States, and/or such other stock plan service provider as the Company may select to assist the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share your Data with another service provider that serves in a similar manner. The Company’s service provider may open an account for you to receive and trade shares of Common Stock. The processing of your Data will take place through both electronic and non-electronic means. You may be asked to agree on separate terms and data processing practices with Schwab, EPS, or such other stock plan service provider as may be selected by the Company, with such agreement being a condition of the ability to participate in the Plan.
International Data Transfers. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any then-current recipients of the Data by contacting your local human resources representative. When transferring Data to its affiliates, Schwab, EPS, or such other stock plan service provider as may be selected by the Company, the Company provides appropriate safeguards described in the Company’s applicable policy on data privacy.
Data Retention. The Company will use your Data only as long as is necessary to implement, administer and manage your participation in the Plan or as required to comply with legal or regulatory obligations, including under tax, exchange control, securities, and labor laws. When the Company no longer needs your Data, the Company will remove it from its systems. The Company may keep some of your Data longer to satisfy legal or regulatory obligations and the Company’s legal basis for such use would be necessary to comply with legal obligations.
Contractual Requirement. Your provision of Data and its processing as described above is a contractual requirement and a condition to your ability to participate in the Plan. You understand that, as a consequence of your refusing to provide Data, the Company may not be able to allow you to participate in the Plan, grant RSU Awards to you or administer or maintain such RSU Awards. However, your participation in the Plan and your acceptance of the Agreement are purely voluntary. While you will not receive the RSU Award if you decide against participating in the Plan or providing Data as described above, your career and salary will not be affected in any way.
Data Subject Rights. You have a number of rights under data privacy laws in your country. Depending on where you are based, your rights may include the right to (i) request access or copies of your Data the Company processes, (ii) rectify incorrect Data and/or delete your Data, (iii) restrict processing of your Data, (iv) portability of your Data, (v) lodge complaints with the competent data protection authorities in your country and/or (vi) obtain a list with the names and addresses of any recipients of your Data. To receive clarification regarding your rights or to exercise your rights please contact the Company at Unity Software Inc., stockadmin@unity3d.com, Attn: Stock Administrator.
2.Insider Trading Restrictions/Market Abuse Laws. You acknowledge that, depending on your country, you may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect your ability to directly or indirectly accept, acquire, sell or attempt to sell or otherwise dispose of shares of Common Stock or rights to the shares of Common Stock, or rights linked to the value of Common Stock during such times as you are considered to have “inside information” regarding the Company (as defined by the Applicable Laws). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders placed by you before possessing the inside information. Furthermore, you may be prohibited from (i) disclosing inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you should speak to your personal advisor on this matter.
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3.Language. You acknowledge that you are sufficiently proficient in English, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement. Furthermore, if you have received this Agreement, or any other document related to the RSU Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
4.Foreign Asset/Account Reporting Requirements. You acknowledge that there may be certain foreign asset and/or account, exchange control and/or tax reporting requirements which may affect your ability to acquire or hold shares of Common Stock acquired under the Plan or cash received from participating in the Plan (including any proceeds arising from the sale of shares of Common Stock or the payment of any cash dividends on the Common Stock) in a bank or brokerage account outside your country. The applicable laws of your country may require that you report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to your country through a designated bank or broker within a certain time after receipt. It is your responsibility to be compliant with such regulations and you should speak with your personal advisor on this matter.
5.Additional Acknowledgments and Agreements. In accepting the RSU Award, you also acknowledge, understand and agree that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the RSU Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;
(c)all decisions with respect to future RSU Awards or other grants, if any, will be at the sole discretion of the Company;
(d)the RSU Award and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Service Recipient, or any other Affiliate, and shall not interfere with the ability of the Company, the Service Recipient or any other Affiliate, as applicable, to terminate your employment or service relationship at any time;
(e)You are voluntarily participating in the Plan;
(f)the RSU Award and any shares of Common Stock acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;
(g)the RSU Award and the shares of Common Stock subject to the RSU Award, and the income from and value of same, are an extraordinary item of compensation outside the scope of your employment or service contract, if any, and are not to be considered part of your normal or expected compensation for any purpose, including calculating severance, resignation, redundancy, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement benefits or similar payments.
(h)the future value of the shares of Common Stock underlying the RSU Award is unknown, indeterminable, and cannot be predicted with certainty;
(i)unless otherwise agreed with the Company, the RSU Award and the shares of Common Stock underlying the RSU Award, and the income from and value of same, are not granted as consideration for, or in connection with, service you may provide as a director of an Affiliate;
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(j)no claim or entitlement to compensation or damages shall arise from forfeiture of the RSU Award resulting from the termination of your Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of labor laws in the jurisdiction where you are employed or providing service or the terms of your employment or service agreement, if any);
(k)for purposes of the RSU Award, your Continuous Service will be considered terminated as of the date you are no longer actively providing service (regardless of the reason for such termination and whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where you are providing service or the terms of your employment or service agreement, if any), and unless otherwise determined by the Company or provided in the Agreement, your right to vest in the RSU Award will terminate as of such date and will not be extended by any notice period (e.g., your period of Continuous Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under Applicable Laws in the jurisdiction where you are providing service or the terms of your employment or service agreement, if any); the Committee shall have the exclusive discretion to determine when you are no longer actively providing service for purposes of the RSU Award (including whether you may still be considered to be providing service while on a leave of absence);
(l)unless otherwise provided in the Plan or by the Company in its discretion, the RSU Award and the benefits evidenced by this Agreement do not create any entitlement to have the RSU Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company;
(m)the RSU Award and the shares of Common Stock subject to the RSU Award are not part of normal or expected compensation or salary for any purpose; and
(n)neither the Company, the Service Recipient nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the RSU Award or of any amounts due to you pursuant to the vesting of the RSU Award or the subsequent sale of any shares of Common Stock acquired upon vesting.
AUSTRALIA
Terms and Conditions
Australian Offer Document. The Company is providing you with an offer to participate in the Plan. This offer sets out information regarding the RSU Award to Australian resident employees. This information is provided by the Company to ensure compliance of the Plan with Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000 and relevant provisions of the Corporations Act 2001.
In addition to the information set out in the Agreement, you are also being provided with copies of the following documents:
(a)the Plan;
(b)the Plan prospectus; and
(c)Employee Information Supplement (collectively, the “Additional Documents”).
The Additional Documents provide further information to help you make an informed investment decision about participating in the Plan. Neither the Plan nor the Plan prospectus is a prospectus for the purposes of the Corporations Act 2001.
You should not rely upon any oral statements made in relation to this offer. You should rely only upon the statements contained in the Agreement and the Additional Documents when considering participation in the Plan.
Notifications
Nature of Plan. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in that Act).
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Securities Law Information. Investment in shares of Common Stock involves a degree of risk. Eligible Employees who elect to participate in the Plan should monitor their participation and consider all risk factors relevant to the acquisition of shares of Common Stock under the Plan as set forth below and in the Additional Documents.
The information herein is general information only. It is not advice or information that takes into account your objectives, financial situation and needs. You should consider obtaining your own financial product advice from a person who is licensed by ASIC to give such advice.
Additional Risk Factors for Australian Residents. You should have regard to risk factors relevant to investment in securities generally and, in particular, to holding shares of Common Stock. For example, the price at which an individual share of Common Stock is quoted on the New York Stock Exchange (the “NYSE”) may increase or decrease due to a number of factors. There is no guarantee that the price of the Common Stock will increase. Factors that may affect the price of the Common Stock include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.
More information about potential factors that could affect the Company’s business and financial results will be included in the Company’s most recent Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q. Copies of these reports are available at www.sec.gov, on the Company’s investor’s page at https://investors.unity.com/overview/default.aspx, and upon request to the Company.
In addition, you should be aware that the Australian dollar (“AUD”) value of any shares of Common Stock acquired under the Plan will be affected by the USD/AUD exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.
Common Stock in a U.S. Corporation. Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of a share of Common Stock is entitled to one vote. Dividends may be paid on the shares of Common Stock out of any funds of the Company legally available for dividends at the discretion of the Board. Further, the Common Stock is not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.
Ascertaining the Market Price of Shares. You may ascertain the current market price of the Common Stock as traded on the NYSE under the symbol “U” at https://www.nyse.com/quote/XNYS:U. The AUD equivalent of that price can be obtained at www.rba.gov.au/statistics/frequency/exchange-rates.html. Please note that this is not a prediction of what the market price of the Common Stock will be on any applicable vesting date or when shares of Common Stock are issued to you (or at any other time), or of the applicable exchange rate at such time.
Exchange Control Obligations. If you are an Australian resident, exchange control reporting is required for cash transactions exceeding AUD 10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on your behalf. If there is no Australian bank involved with the transfer, you will be required to file the report.
BELGIUM
Notifications
Foreign Asset / Account Tax Reporting Information. Belgian residents are required to report any security or bank accounts (including brokerage accounts) opened and maintained outside Belgium on their annual tax return. In a separate report, they must provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which such account was opened). The forms to complete this report are available on the website of the National Bank of Belgium.
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CANADA
Terms and Conditions
Settlement. The following provision supplements Section 5 of the Global Restricted Stock Unit Award Agreement:
Notwithstanding any discretion in the Plan or anything to the contrary in this Agreement, the RSU Award shall be settled only in shares of Common Stock. This provision is without prejudice to the application of Section 4 of the Global Restricted Stock Unit Award Agreement.
Termination of Service. The following provision replaces Section 5(k) of the Terms and Conditions Applicable to All Non-U.S. Participants set forth above:
For purposes of the RSU Award, your Continuous Service will be considered terminated as of the date that is the earliest of (i) the date of termination of your Continuous Service, (ii) the date you receive notice of termination from the Service Recipient, and (iii) the date you are no longer actively providing service (regardless of the reason for such termination and whether or not later found to be invalid or in breach of Canadian employment laws or the terms of your employment or service agreement, if any), and unless otherwise determined by the Company or provided in the Agreement, your right to vest in the RSU Award will terminate as of such date and will not be extended by any notice period (e.g., your period of Continuous Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under Canadian employment laws or the terms of your employment or service agreement, if any); the Committee shall have the exclusive discretion to determine when you are no longer actively providing service for purposes of your RSU Award (including whether you may still be considered to be providing service while on a leave of absence). Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, your right to vest in the RSU Award under the Plan, if any, will terminate effective as of the last day of the your minimum statutory notice period, but you will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the your statutory notice period, nor will you be entitled to any compensation for lost vesting;
The following provisions will apply if you are a resident of Quebec:
Authorization to Release and Transfer Necessary Personal Information. The following provision supplements Section 1 of the Terms and Conditions Applicable to All Non-U.S. Participants set forth above:
You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company and/or any Affiliate to disclose and discuss the Plan with their advisors. You further authorize the Company and any Affiliate to record such information and to keep such information in your employee file.
French Language Provision. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de la Convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
Notifications
Securities Law Information. The sale or other disposal of the Shares acquired at vesting of the RSU may not take place within Canada. You will be permitted to sell or dispose of any shares of Common Stock under the Plan only if such sale or disposal takes place outside Canada on the facilities on which such shares are traded (i.e., the New York Stock Exchange).
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Foreign Asset/Account Reporting Information. You are required to report any foreign specified property on form T1135 (Foreign Income Verification Statement) if the total value of the foreign specified property exceeds C$100,000 at any time in the year. Foreign specified property includes shares of Common Stock acquired under the Plan, and may include the RSU Award. The RSU Award must be reported (generally at a nil cost) if the $100,000 cost threshold is exceeded because of other foreign property you hold. If shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares of Common Stock. The ACB ordinarily would equal the fair market value of the Common Stock at the time of acquisition, but if you own other shares of Common Stock, this ACB may have to be averaged with the ACB of the other shares of Common Stock. The form must be filed by April 30 of the following year. You should consult with your personal legal advisor to ensure compliance with applicable reporting obligations.
CHINA
Terms and Conditions
The following provisions apply to you if you are a People’s Republic of China (“PRC”) national:
Vesting of RSU Award. The following provision supplements Section 5 of the Global Restricted Stock Unit Award Agreement.
In addition to the vesting schedule set forth in the Grant Notice, the vesting of the RSU Award is conditioned on the Company’s completion of a registration of the Plan with the PRC State Administration of Foreign Exchange, or its local counterpart (“SAFE”) and on the continued effectiveness of such registration (the “SAFE Registration Requirement”). In the event that the SAFE Registration Requirement has not been met prior to any date(s) on which the RSU Award is otherwise scheduled to vest, the vesting date for any such RSU Award shall instead occur once the SAFE Registration Requirement is met, as determined by the Company in its sole discretion (the “Actual Vesting Date”).
If or to the extent the Company is unable to complete or maintain the SAFE registration, no shares of Common Stock subject to the RSU Award for which a SAFE registration cannot be completed or maintained shall be issued.
Forced Sale of Shares. The Company has discretion to arrange for the sale of the shares of Common Stock issued upon settlement of the RSU Award, either immediately upon settlement or at any time thereafter. In any event, if your Continuous Service is terminated, you will be required to sell all shares of Common Stock acquired upon settlement of the RSU Award within such time period as required by the Company in accordance with SAFE requirements. Any shares of Common Stock remaining in your brokerage account at the end of this period shall be sold by the broker (on your behalf and you hereby authorize such sale). You agree to sign any additional agreements, forms and/or consents that reasonably may be requested by the Company (or the Company’s designated broker) to effectuate the sale of shares of Common Stock (including, without limitation, as to the transfer of the sale proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters. You acknowledge that neither the Company nor the designated broker is under any obligation to arrange for the sale of shares of Common Stock at any particular price (it being understood that the sale will occur in the market) and that broker’s fees and similar expenses may be incurred in any such sale. In any event, when the shares of Common Stock are sold, the sale proceeds, less any withholding of Tax Liability, broker’s fees or commissions, and any similar expenses of the sale will be remitted to you in accordance with applicable exchange control laws and regulations.
Due to fluctuations in the price of the Common Stock and/or the U.S. Dollar exchange rate between the settlement date and (if later) the date on which the shares of Common Stock are sold, the sale proceeds may be more or less than the fair market value of the shares of Common Stock on the vesting date (which is the amount relevant to determining your Tax Liability). You understand and agrees that the Company is not responsible for the amount of any loss you may incur and that the Company assumes no liability for any fluctuation in the price of Common Stock and/or U.S. Dollar exchange rate.
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Shares Must Remain With Company’s Designated Broker. You agree to hold any shares of Common Stock received upon settlement of the RSU Award with the Company’s designated broker until the shares of Common Stock are sold. The limitation shall apply to all shares of Common Stock issued to you under the Plan, whether or not you remain in Continuous Service.
Exchange Control Obligations. You understand and agree that you will be required to immediately repatriate to China the proceeds from the sale of any shares of Common Stock acquired under the Plan and any cash dividends paid on such shares of Common Stock. You further understand that such repatriation of proceeds may need to be effected through a special bank account established by the Company (or an Affiliate), and you hereby consent and agree that any sale proceeds and cash dividends may be transferred to such special account by the Company (or an Affiliate) on your behalf prior to being delivered to you and that no interest shall be paid with respect to funds held in such account.
The proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to you in U.S. dollars, you understand that a U.S. dollar bank account in China must be established and maintained so that the proceeds may be deposited into such account. If the proceeds are paid to you in local currency, you acknowledge that the Company (and its Affiliates) are under no obligation to secure any particular exchange conversion rate and that the Company (and its Affiliates) may face delays in converting the proceeds to local currency due to exchange control restrictions. You agree to bear any currency fluctuation risk between the time the shares of Common Stock are sold and the net proceeds are converted into local currency and distributed to you. You further agree to comply with any other requirements that may be imposed by the Company (or its Affiliates) in the future in order to facilitate compliance with exchange control requirements in China.
COLOMBIA
Terms and Conditions
Nature of Grant. Pursuant to article 127 of the Colombian Labor Code, neither the RSU Award nor any proceeds or other funds you may receive pursuant to the RSU Award will be considered a salary payment for any legal purpose, including, but not limited to, determining vacation pay, termination indemnities, payroll taxes or social insurance contributions. In consequence, the RSU Award and any proceeds or other funds you may receive pursuant to the RSU Award will be considered as non-salary payments as per Article 128 of the Colombian Labor Code (as amended by Article 15 of Law 50 of 1990) and Article 17 of Law 344 of 1996.
Notifications
Securities Law Information. The Shares are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and, therefore, the Shares may not be offered to the public in Colombia. Nothing in the Grant Notice, the Agreement, the Plan or any other document related to the RSU Award shall be construed as the making of a public offer of securities in Colombia.
Exchange Control Information. You are responsible for complying with any and all Colombian foreign exchange requirements in connection with the RSU Award, any shares of Common Stock acquired and funds remitted into Colombia in connection with the Plan. This may include, among others, reporting obligations to the Central Bank (Banco de la República) and, in certain circumstances, repatriation requirements. You are responsible for ensuring your compliance with any applicable requirements and should speak to your personal legal advisor on this matter.
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Foreign Asset / Account Tax Reporting Information. You must file an annual return providing details of assets held abroad to the Colombian Tax Office (Dirección de Impuestos y Aduanas Nacionales). If the individual value of these assets exceeds a certain threshold (currently 3,580 UVT or approximately COP 118,698,000), you must identify and characterize each asset, specify the jurisdiction in which it is located, and provide its value.
You should consult with your personal legal advisor to ensure compliance with the applicable requirements.
CZECH REPUBLIC
Notifications
Exchange Control Information. Czech residents may be required to fulfill certain notification duties in relation to the RSU Award and the opening and maintenance of a foreign account. Such notification will be required if the aggregate value of your foreign direct investments is CZK 2,500,000 or more, you have CZK 200,000,000 or more in foreign financial assets, or you are specifically requested to do so by the Czech National Bank. However, because exchange control regulations may change without notice, you should consult your personal legal advisor prior to the settlement of the RSU Award to ensure compliance with current regulations. It is your responsibility to comply with applicable Czech exchange control laws.
DENMARK
Terms and Conditions
Stock Option Act Notification. You acknowledge you have been provided with an Employer statement translated into Danish, which is being provided to comply with the Danish Stock Option Act. The Employer statement is attached hereto as Exhibit B.
Notifications
Foreign Asset / Account Tax Reporting Information. If you establish an account holding shares of Common Stock or cash outside Denmark, you must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank.
FINLAND
There are no country-specific terms.
FRANCE
Terms and Conditions
Type of RSU Award. The RSU Award is not intended to qualify for specific tax or social security treatment in France.
Language Consent. By accepting the RSU Award, you confirm having read and understood the documents relating to this grant (the Plan and the Agreement), which were provided in English language. You accept the terms of those documents accordingly.
En acceptant l’attribution, vous confirmez ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui ont été communiqués en langue anglaise. Vous acceptez les termes en connaissance de cause.
Notifications
Foreign Asset/Account Reporting Notification. French residents holding cash or securities (including shares of Common Stock acquired under the Plan) outside France must declare such accounts to the French Tax Authorities when filing their annual tax returns.
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GERMANY
Notifications
Exchange Control Notification. Cross-border payments in excess of €12,500 (including transactions made in connection with the sale of securities) must be reported monthly to the German Federal Bank (Bundesbank). If you make or receive a payment in excess of this amount in connection with your participation in the Plan, you must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).
Foreign Asset/Account Reporting Notification. If your acquisition of shares of Common Stock under the Plan leads to a “qualified participation” at any point during the calendar year, you will need to report the acquisition when you file your tax return for the relevant year. A qualified participation is attained if (i) the value of the shares of Common Stock acquired exceeds EUR 150,000 or (ii) in the unlikely event you hold shares of Common Stock exceeding 1% of the total Common Stock. However, if the shares of Common Stock are listed on a recognized U.S. stock exchange and you own less than 1% of the Company, this requirement will not apply to you.
INDIA
Notifications
Exchange Control Information. You must repatriate any funds recognized in connection with the RSU Award to India within certain prescribed time periods (e.g., proceeds from the sale of shares of Common Stock must be repatriated within 180 days of receipt or within such other period of time as may be required under applicable regulations). You should obtain a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India, the Company, or the Service Recipient requests proof of repatriation.

Foreign Asset/Account Tax Reporting Information. Indian residents are required to declare any foreign bank accounts and any foreign financial assets (including shares of Common Stock held outside India) in their annual tax return.
IRELAND
Notifications
Director Notification Obligation. Directors, shadow directors or secretaries of an Irish Affiliate must notify the Irish Affiliate in writing within five business days of receiving or disposing of an interest in the Company (e.g., RSU Awards granted under the Plan, shares of Common Stock, etc.), or within five business days of becoming aware of the event giving rise to the notification requirement or within five business days of becoming a director or secretary if such an interest exists at the time, but only to the extent such individuals own 1% or more of the total Common Stock. If applicable, this notification requirement also applies with respect to the interests of the spouse or children under the age of 18 of the director, shadow director or secretary (whose interests will be attributed to the director, shadow director or secretary).
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ISRAEL
Terms and Conditions
The following provisions apply if you were an Israeli tax resident when the RSU Award was granted:
Trust Arrangement. You understand and agree that the RSU Award granted under the Agreement is subject to and in accordance with the terms and conditions of the Plan, the Israeli Subplan (the “Sub-Plan”), the Agreement, the Trust Agreement (the “Trust Agreement”), between the Company and the Company’s trustee, IBI Capital Trust Ltd. (the “Trustee”) or any successor trustee, appointed by the Company or an Affiliate. In the event of any inconsistencies between the Sub-Plan, the Agreement and/or the Plan, the Sub-Plan will govern.
Type of Grant. The RSU Award is intended to qualify for favorable tax treatment in Israel as a “Trustee 102 Award” (as defined in the Sub-Plan) subject to the terms and conditions of Section 102(b)(2) of the Income Tax Ordinance (New Version) – 1961 (“Section 102”) and the rules promulgated thereunder. Notwithstanding the foregoing, by accepting the RSU Award, you acknowledge that the Company cannot guarantee or represent that the favorable tax treatment under the 102 Capital Gains Track will apply to the RSU Award.
By accepting the RSU Award, you: (a) acknowledge receipt of and represent that you have read and are familiar with the terms and provisions of Section 102, the Plan, the Sub-Plan, and the Agreement; (b) accept the RSU Award subject to all of the terms and conditions of the Agreement, the Plan, the Sub-Plan and Section 102 and the rules promulgated thereunder; and (c) agree that the RSU Award and/or any shares of Common Stock issued in connection therewith, will be registered for your benefit in the name of the Trustee as required to qualify under Section 102.
You hereby undertake to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan, or any RSU Award or shares of Common Stock granted thereunder. You agree to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with Section 102 and the Income Tax Ordinance (New Version) – 1961 (“ITO”).
Electronic Delivery. To the extent required pursuant to Israeli tax law and/or by the Trustee, you consent and agree to deliver hard-copy written notices and/or actual copies of any notices or confirmations provided by you related to your participation in the Plan. If you reside in Israel and have not already signed an Israeli consent in connection with grants made under the Plan, then you must print, sign and deliver the signed copy of the Israeli consent provided by the Company within 60 days back to the Company (c/o Unity Stock Admin). If the Company or its Affiliate in Israel do not receive the signed Israeli consent within 60 days, the Company may cancel the RSU Award in which case, the RSU Award will become null and void.
The following provisions apply if you were not an Israeli tax resident when the RSU Award was granted or if the RSU Award does not qualify as a 102 Capital Gains Track Grant:
Immediate Sale Restriction. Notwithstanding anything to the contrary in the Plan or the Agreement, you may be required to immediately sell all shares of Common Stock acquired upon vesting and settlement of the RSU Award. Pursuant to this requirement, you authorize the Company to instruct its designated broker to assist with the mandatory sale of the shares of Common Stock (on your behalf pursuant to this authorization without further consent) and you expressly authorize such broker to complete the sale of such shares of Common Stock. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Upon the sale of the shares of Common Stock, the Company agrees to pay to you, the cash proceeds from the sale, less any brokerage fees or commissions and any Tax Liability.
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JAPAN
Notifications
Foreign Asset / Account Reporting Information. You will be required to report details of any assets held outside Japan as of December 31st to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th each year. You should consult with your personal tax advisor as to whether the reporting obligation applies to you and whether the requirement extends to any outstanding RSU Awards, shares of Common Stock and/or cash acquired under the Plan.
LITHUANIA
Terms and Conditions
Language Consent. By accepting the RSU Award, you unambiguously and irrevocably confirm having read and understood the documents relating to the RSU Award (the Plan and the Agreement), which were prepared and provided in English language. You confirm and declare fully and wholly accept the terms of those documents accordingly.
Priimdamas RSU Award, Dalyvis nedviprasmiškai ir neatšaukiamai patvirtina, jog, perskaitė ir suprato dokumentus susijusius su RSU teise (Planą ir Sutartį), kurie yra parengti ir pateikti anglų kalba. Atitinkamai, Dalyvis patvirtina ir pareiškia, jog pilvai ir visiškai sutinka su šiuose dokumentuose išdėstytomis sąlygomis.
Notifications
Foreign Asset / Account Reporting Information. Lithuanian residents holding shares of Common Stock acquired under the Plan outside Lithuania (in the securities accounts open with the non-Lithuanian brokers, credit institutions or similar) have to declare their foreign accounts where such securities are held to State Tax Inspectorate of the Republic of Lithuania (“STI”).
Tax Reporting Requirements. You must file an annual tax return providing details of income received from abroad (including income in kind – the shares of Common Stock once they are obtained under the title of ownership) to the STI.
NETHERLANDS
There are no country-specific terms.
NEW ZEALAND
Notifications
Securities Law Information. WARNING: This is an offer of Restricted Stock Units. You understand that shares of Common Stock give you a stake in the ownership of the Company. You may receive a return if dividends are paid. The shares of Common Stock are quoted on the New York Stock Exchange (“NYSE”). This means you may be able to sell them on the NYSE if there are interested buyers. You may get less than you invested. The price will depend on the demand for the shares of Common Stock.
If the Company runs into financial difficulties and is wound up, you will be paid, if at all, only after all creditors have been paid. You may lose some or all of your investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.
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For information on risk factors impacting the Company’s business that may affect the value of the shares of Common Stock, you should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s “Investor Relations” website at http://investors.unity.com.
You should ask questions, read all documents carefully, and seek independent financial advice before committing yourself.
PORTUGAL
Terms and Conditions
Language Consent. You expressly declare that you have full knowledge of the English language and have read, understood and fully accept and agree with the terms and conditions established in the Plan and the Agreement.
Conhecimento da Lingua. Pelo presente instrumento, você declara expressamente que tem pleno conhecimento da língua Inglesa e que leu, compreendeu e livremente aceitou e concordou dos termos e condições estabelecidas no Plano e no Acordo de Inscrição.
Notifications
Exchange Control Information. If you receive shares of Common Stock under the Plan, the acquisition of the shares should be reported to the Banco de Portugal for statistical purposes. If the shares of Common Stock are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on your behalf. If the shares of Common Stock are not deposited with a commercial bank or financial intermediary in Portugal, you are responsible for submitting the report to the Banco de Portugal.
SINGAPORE
Terms and Conditions
Restriction on Sale of Shares. The RSU Award is subject to section 257 of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and you will not be able to make any subsequent offer to sell or sale of the shares of Common Stock in Singapore, unless such offer or sale is made (1) after six (6) months from the Date of Grant or (2) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.
Notifications
Securities Law Notice. The offer of the Plan, the grant of the RSU Award, and the value of the underlying shares of Common Stock at vesting are being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification. You understand and acknowledge that if you are a director, associate director or shadow director of a Singapore Affiliate, you are subject to certain notification requirements under the Singapore Companies Act, regardless of whether you are a Singapore resident or employed in Singapore. Among these requirements is an obligation to notify the Singapore Affiliate in writing when you receive an interest (e.g., an RSU Award or shares of Common Stock) in the Company. In addition, you must notify the Singapore Affiliate when you sell shares of Common Stock (including when you sell shares of Common Stock acquired under the Plan). These notifications must be made within two days of acquiring or disposing of any interest in the Company. In addition, a notification must be made of your interests in the Company within two days of becoming a director, associate director or shadow director.
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SOUTH KOREA
Notifications
Foreign Asset / Account Tax Reporting Information. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency). You should consult with your personal tax advisor to ensure compliance with the applicable requirements.
SPAIN
Terms and Conditions
Nature of Grant. The following provision supplements Section 5 of the Terms and Conditions Applicable to All Non-U.S. Participants set forth above:
In accepting the RSU Award, you acknowledge that you consent to participation in the Plan and have received a copy of the Plan.
You understand that the Company has unilaterally, gratuitously, and in its sole discretion decided to grant RSU Awards under the Plan to Employees, Consultants, and Directors throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company on an ongoing basis. Consequently, you understand that the RSU Award is granted on the assumption and condition that the RSU Award and any shares of Common Stock acquired under the Plan are not part of any employment or service contract (either with the Company, the Service Recipient or any other Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever. In addition, you understand that this grant would not be made but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to the RSU Award shall be null and void.
You understand and agree that, as a condition of the grant of the RSU Award, the termination of your Continuous Service for any reason (including the reasons listed below) will automatically result in the loss of your right to vest in the RSU Award, unless otherwise provided in the Agreement. In particular, unless otherwise provided in the Agreement, you understand and agree that any RSU Award which has not vested as of the date you are no longer actively providing service will be forfeited without entitlement to the underlying shares of Common Stock or to any amount of indemnification in the event of a termination of your Continuous Service by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Service Recipient and under Article 10.3 of the Royal Decree 1382/1985. You acknowledge that you have read and specifically accept the conditions referred to in the Global Restricted Stock Unit Award Agreement as well as Section 5 of the Terms and Conditions Applicable to All Non-U.S. Participants (as supplemented by this provision).
Notifications
Securities Law Information. No “offer of securities to the public,” within the meaning of Spanish law, has taken place or will take place in the Spanish territory in connection with the RSU Award. The Plan, the Agreement and any other documents evidencing the grant of the RSU Award have not been, nor will they be, registered with the Comisión Nacional del Mercado de Valores (the Spanish securities regulator), and none of those documents constitutes a public offering prospectus.
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Exchange Control Information. The acquisition, ownership and disposition of stock in a foreign company (including shares of Common Stock) must be declared for statistical purposes to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness. Generally, the declaration must be made in January for shares of Common Stock acquired or disposed of during the prior year and/or for shares of Common Stock owned as of December 31 of the prior year; however, if the value of shares of Common Stock acquired or sold exceeds €1,502,530 (or you hold 10% or more of the share capital of the Company or such other amount that would entitle you to join the Board), the declaration must be filed within one month of the acquisition or disposition, as applicable.
In addition, you may be required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including any shares of Common Stock acquired under the Plan) and any transactions with non-Spanish residents (including any payments of shares of Common Stock made to you by the Company) depending on the value of such accounts and instruments and the amount of the transactions during the relevant year as of December 31 of the relevant year.
Foreign Asset/Account Reporting Information. You are required to report rights or assets deposited or held outside of Spain (including shares of Common Stock acquired under the Plan or cash proceeds from the sale of such shares of Common Stock) as of December 31 of each year, if the value of such rights or assets exceeds €50,000 per type of right or asset. After such rights and/or assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported rights or assets increases by more than €20,000 or if the ownership of the assets is transferred or relinquished during the year.
The exchange control and foreign asset / account reporting requirements in Spain are complex. You should consult your personal legal and tax advisors to ensure compliance with the applicable requirements.
SWEDEN
Terms and Conditions
Authorization to Withhold. The following provision supplements Section 4 of the Global Restricted Stock Unit Award Agreement:
Without limiting the Company’s or the Service Recipient’s authority to satisfy their withholding obligations for any Tax Liability as set forth in Section 4 of the Global Restricted Stock Unit Award Agreement, in accepting the RSU Award, you authorize the Company and/or the Service Recipient to withhold or sell shares of Common Stock otherwise deliverable to you upon exercise to satisfy any Tax Liability, regardless of whether the Company or the Service Recipient has a withholding obligation on any such Tax Liability.
SWITZERLAND
Notifications
Securities Law Information. Neither this document nor any other materials relating to the Plan (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”); (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an Employee; or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.
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TAIWAN
Terms and Conditions
Securities Law Information. The offer of participation in the Plan is available only for Employees and Consultants. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Data Privacy. The following provision supplements Section 1 of the Terms and Conditions Applicable to All Non-U.S. Participants set forth above:
You hereby acknowledge having read and understood Section 1 of the Terms and Conditions Applicable to All Non-U.S. Participants set forth above and, by participating in the Plan, agree to such terms. In this regard, upon request of the Company or an Affiliate, you agree to provide any executed data privacy consent form (or any other agreements or consents that may be required by the Company or an Affiliate) that the Company and/or an Affiliate may deem necessary under applicable data privacy laws, either now or in the future. You understand that you will not be able to participate in the Plan if you fail to execute any such consent or agreement.
Notifications
Exchange Control Information. Taiwanese residents may acquire and remit foreign currency (including proceeds from the sale of shares of Common Stock) into Taiwan up to a certain amount per year. You understand that if you are a Taiwanese resident, and the transaction amount exceeds US $500,000 in a single transaction, you may need to submit a foreign exchange transaction form and provide supporting documentation to the satisfaction of the remitting bank.
UNITED ARAB EMIRATES
Notifications
Securities Law Information. Participation in the Plan is being offered only to eligible Employees, Consultants, and Directors and is in the nature of providing equity incentives. Any documents related to participation in the Plan, including the Plan, the Agreement and any other grant documents (“RSU Documents”), are intended for distribution only to such eligible Employees, Consultants, and Directors and must not be delivered to, or relied on by, any other person.
The United Arab Emirates securities or financial/economic authorities have no responsibility for reviewing or verifying any RSU Documents and have not approved the RSU Documents nor taken steps to verify the information set out in them, and thus, are not responsible for their content. You should conduct your own due diligence on the securities offered. You acknowledge that if you do not understand the contents of the RSU Documents, you should consult an authorized financial advisor.
UNITED KINGDOM
Terms and Conditions
Tax Responsibility and Satisfaction. The following provision supplements Section 4 of the Global Restricted Stock Unit Award Agreement:
Income tax and national insurance contributions may arise on vesting of (or any other dealing in) the RSU Award, and you agree to meet any such Tax Liability, including employee’s primary Class 1 and Service Recipient’s secondary Class 1 national insurance contributions (“NICs”) arising on vesting of the RSU Award for which the Service Recipient is required to account to Her Majesty’s Revenue and Customs (“HMRC”). It is a condition of accepting the RSU Award that, if required by the Company or any Affiliate, you enter into such arrangements as the Company or any Affiliate may require for satisfaction of those Tax Liabilities. You acknowledge that you may be required, prior to vesting of the RSU Award, to enter into a joint election whereby the Service Recipient’s liability for national insurance contributions is transferred to you on terms set out in the election and approved by HMRC.
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Without limitation to Section 4 of the Global Restricted Stock Unit Award Agreement, you agree that you are responsible for all Tax Liability and hereby covenant to pay all such Tax Liability, as and when requested by the Company or an Affiliate or by HMRC (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and its Affiliates against any Tax Liability they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf.
Notwithstanding the foregoing, if you are a director or executive officer (within the meaning of Section 13(k) of the Exchange Act), you understand that you may not be able to indemnify the Company for the amount of any withholding obligation for Tax Liability not collected from or paid by you, in case the indemnification could be considered to be a loan. In this case, the Tax Liability not collected or paid within 90 days of the end of the U.K. tax year in which the taxable event occurs may constitute a benefit to you on which additional income tax and NICs may be payable. You understand that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or an Affiliate (as appropriate) the amount of any employee NICs due on this additional benefit, which may also be recovered from you by any of the means referred to in Section 4 of the Global Restricted Stock Unit Award Agreement.

Participant:
Date:
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EXHIBIT B
Unity Software Inc.
2020 Equity Incentive Plan
Denmark - Employer Statement

AFTALE OM TILDELING AF RESTRICTED STOCK UNITS (RSU’ER), HERUNDER ERKLÆRING I HENHOLD TIL AKTIEOPTIONSLOVEN	AGREEMENT CONCERNING GRANTING OF RESTRICTED STOCK UNITS, INCLUDING STATEMENT PURSUANT TO THE DANISH STOCK OPTION ACT

Unity Technologies ApS Loevstraede 5, DK-1152 København K Danmark (det “Danske Selskab”)	Unity Technologies ApS Loevstraede 5, DK-1152 Copenhagen K Denmark (the “Danish Company”)

Og	and

den i Tildelingsmeddelelsen anførte Deltager (“Medarbejderen”)	the Participant named in the Grant Notice (the “Employee”)

og	and

Unity Software Inc. 30 3rd Street San Francisco, Californien 94103 USA (“Selskabet”)	Unity Software Inc. 30 3rd Street San Francisco, California 94103 USA (the “Company”)

har indgået denne aftale (den “Danske Aftale”) vedrørende de betingede aktieenheder restricted stock units (“RSU’er”), som Selskabet har tildelt Medarbejderen. Den Danske Aftale udgør endvidere en erklæring til Medarbejderen i henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret til aktier m.v. i ansættelsesforhold (“Aktieoptionsloven”).	have entered into this agreement (the “Danish Agreement”) concerning the restricted stock units (the “RSUs”) granted by the Company to the Employee. The Danish Agreement also constitutes a statement to the Employee pursuant to section 3 (1) of the Danish Act on the exercise of stock acquisition rights or stock subscription rights in employment relationships, etc. (the “Stock Option Act”).

I tilfælde af uoverensstemmelser mellem den Danske Aftale og Medarbejderens ansættelsesaftale med det Danske Selskab har den Danske Aftale forrang.	In the event of any discrepancies between the Danish Agreement and the Employee’s contract of employment with the Danish Company, this Danish Agreement shall prevail.

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Selskabet har vedtaget et RSU-program, der omfatter medarbejdere i Selskabet og dettes tilknyttede virksomheder, herunder det Danske Selskabs medarbejdere. Vilkårene for RSU-programmet, der også omfatter de RSU’er, der tildeles i medfør af den Danske Aftale, fremgår af “Unity Software Inc. 2020 Equity Incentive Plan” (“Planen”) og “Unity Software Inc. Global Restricted Stock Unit Award Agreement and RSU Award Grant Notice (“RSU-Aftalen”) (Planen og RSU-Aftalen benævnes herefter samlet “RSU-Programmet”). Denne Danske Aftale er betinget af Medarbejderens samtidige indgåelse af RSU-Aftalen.	The Company has adopted an RSU program covering the employees of the Company and its affiliates, including the employees of the Danish Company. The terms of the RSU program, which also include the RSUs granted under the Danish Agreement, appear in the Unity Software Inc. 2020 Equity Incentive Plan (the “Plan”) and the Unity Software Inc. Global Restricted Stock Unit Award Agreement and RSU Award Grant Notice (the “RSU Agreement”), (the Plan and RSU Agreement are hereinafter referred to as the “RSU Program”). This Danish Agreement is contingent on the Employee’s concurrent execution of the RSU Agreement.

Vilkårene i RSU-Programmet finder anvendelse på Medarbejderens RSU’er, medmindre denne Danske Aftale fastsætter vilkår, der fraviger vilkårene i RSU-Programmet. I sådanne tilfælde har vilkårene i denne Danske Aftale forrang.	The terms of the RSU Program apply to the Employee’s RSUs, unless this Danish Agreement stipulates terms that deviate from the terms of the RSU Program. In such situations, the terms of this Danish Agreement shall prevail.

Definitioner anvendt i denne Danske Aftale vil have samme betydning som i RSU-Programmet, medmindre andet følger af denne Danske Aftale.	The definitions in this Danish Agreement shall have the same meaning as the definitions of the RSU Program, unless otherwise provided by this Danish Agreement.

1	RSU’ER OF VEDERLAG	1	RSUS AND CONSIDERATION

1.1	Medarbejderen bliver løbende efter Selskabets Bestyrelses ("Bestyrelsen") skøn tildelt RSU’er, der giver Medarbejderen ret til at erhverve ordinære aktier (“Aktier”) i Selskabet. RSU’erne tildeles vederlagsfrit.	1.1	The Employee is granted RSUs on a current basis at the discretion of the Company’s Board of Directors (the “Board”), entitling the Employee to acquire shares of Common Stock (“Shares”) in the Company. The RSUs are granted free of charge

1.2	Udstedelsen af Aktier finder sted som beskrevet i pkt. 5 i RSU-Aftalen. Der betales ingen udnyttelseskurs i forbindelse med RSU’ernes modning.	1.2	The issuance of Shares will take place as described in section 5 of the RSU Agreement. No exercise price is payable upon the vesting of the RSUs.

2	KRITERIER ELLER BETINGELSER FOR TILDELINGEN	2	CRITERIA OR CONDITIONS FOR THE GRANT

2.1	Medarbejdere, konsulenter og bestyrelsesmedlemmer i Selskabet eller et tilknyttet selskab, der er udpeget af Lønudvalget på datoen for tildelingens ikrafttræden, er berettigede til at deltage	2.1	Employees, consultants and directors of the Company or an affiliate of the Company designated by the Committee on the effective date of the grant may be eligible to participate.

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3	ØVRIGE VILKÅR	3	OTHER TERMS AND CONDITIONS

3.1	RSU’erne tildeles i overensstemmelse med RSU-Programmet.	3.1	The RSUs are granted under the RSU Program.

3.2	Optionerne tildeles efter Lønudvalgets skøn i Aktieprogrammets løbetid.	3.2	The RSUs are granted at the discretion of the Committee during the term of the RSU Program.

3.3	RSU’erne modnes i henhold til den i Tildelingsmeddelelsen anførte modningsplan.	3.3	The RSUs vest according to the vesting schedule set forth in the Grant Notice.

3.4	Modningen af RSU’er er betinget af, at Medarbejderen er ansat i det Danske Selskab eller en anden med Selskabet koncernforbundet enhed, og ingen RSU’er vil blive tildelt eller modnes efter ansættelsesforholdets ophør, uanset årsagen hertil, jf. dog pkt. 4 nedenfor. Modningen af RSU’er påvirkes ikke af lovreguleret orlov.	3.4	The vesting of RSUs is conditional on the Employee being employed with the Danish Company or another entity in the Company group and no RSUs are granted or shall vest after the termination of such employment, regardless of the reason for such termination, cf. however Section 4 below. The vesting of RSUs is not influenced by statutory leave.

4	FRATRÆDEN	4	TERMINATION

4.1	Som anført i Tildelingsmeddelelsen ophører modning af RSU'erne i tilfælde af ophør af Medarbejderens Fortsatte Ansættelse, undtagen hvor ophøret af Fortsat Ansættelse skyldes Medarbejderens død.	4.1	As set forth in the Grant Notice, except the case of termination due to death, vesting of the RSUs shall terminate upon the Employee’s termination of Continuous Service.

5	JUSTERING AF RSU’ERNE	5	ADJUSTMENT OF THE RSUS

5.1	Justering i forbindelse med kapitalændringer	5.1	Adjustment in connection with capital changes

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5.2	Som yderligere beskrevet i RSU-Programmet gælder det, at hvis antallet af udestående Aktier ændres i forbindelse med en ændring i Selskabets kapitalstruktur uden vederlag såsom aktieudbytte, rekapitalisering, aktiesplit, omvendt aktie-split, opdeling eller omklassificering, kan der foretages justeringer, der kan påvirke RSU-Programmet, herunder justering af antallet og klasserne af Aktier, der kan leveres i henhold til Programmet, og af antallet af Aktier for hver endnu ikke modnet RSU i henhold til RSU-Programmet.	5.2	As further set out in the RSU Program, if the number of outstanding Shares is changed by a modification in the capital structure of the Company without consideration such as a stock dividend, recapitalization, stock split, reverse stock split, subdivision or reclassification then adjustments may be made that may impact the RSU Program including adjusting of the number and class of Shares that may be delivered under the Program, the number of Shares covered by each RSU under the RSU Program which has not yet vested.

5.3	Andre ændringer	5.3	Other changes

5.4	Såfremt der sker et kontrolskifte i Moderselskabet, kan der foretages justeringer i RSU-Programmet som nærmere beskrevet deri.	5.4	If there is a change in control of the Parent Company adjustments may be made to the RSU Program as further set out therein.

5.5	Lønudvalgets regulering af Optioner	5.5	Committee’s regulation of Options

5.6	Lønudvalgets bemyndigelse til at regulere RSU’erne i de i dette pkt. 5 omhandlede situationer er underlagt pkt. 6 i Planen og pkt. 7 i RSU-Aftalen.	5.6	The Committee’s authority to regulate of the RSUs in the situations comprised by this section 5 shall be governed by section 6 of the Plan and section 7 of the RSU Agreement.

6	ØKONOMISKE ASPEKTER VED DELTAGELSE I ORDNINGEN	6	THE FINANCIAL ASPECTS OF PARTICIPATING IN THE SCHEME

6.1	RSU’erne er risikobetonede værdipapirer, der påvirkes af aktiemarkedet og Selskabets resultater. Som følge heraf er der ingen garanti for, at modningen af RSU’erne udløser en fortjeneste. RSU’erne indgår ikke i beregningen af feriepenge, fratrædelsesgodtgørelse, lovpligtig godtgørelse eller kompensation, pension og lignende	6.1	The RSUs are risky securities influenced by the capital market and the Company’s results. Consequently, there is no guarantee that the vesting of the RSUs will trigger a profit. The RSUs are not to be included in the calculation of holiday allowance, severance pay, statutory allowance and compensation, pension and similar payments.

7	SKATTEMÆSSIGE FORHOLD	7	TAX MATTERS

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7.1	De skattemæssige konsekvenser for Medarbejderen som følge af tildelingen af RSU’erne og modningen af disse er det Danske Selskab og Selskabet uvedkommende. Det Danske Selskab opfordrer Medarbejderen til at indhente individuel rådgivning om den skattemæssige behandling af tildelingen og modningen af RSU’erne.	7.1	Any tax consequences for the Employee arising out of the RSUs and the vesting thereof are of no concern to the Danish Company or the Company. The Danish Company encourages the Employee to obtain individual tax advice in relation to the effect of grant and vesting of the RSUs.

8	OVERDRAGELSE PANTSÆTNING AF RSU’ER MV.	8	TRANSFER AND PLEDGING OF RSUS, ETC.

8.1	RSU’erne er personlige og kan hverken sælges, bortgives, pantsættes eller på anden måde overdrages til tredjemand, hverken frivilligt eller ved udlæg.	8.1	The RSUs are personal instruments that cannot be sold, given away, pledged or otherwise transferred to a third party, whether voluntarily or by execution.

8.2	Udover at udgøre en erklæring i overensstemmelse med Aktieoptionsloven § 3, stk. 1, udgør denne Danske Aftale også en integreret del af Medarbejderens ansættelsesaftale med det Danske Selskab og er undergivet dansk lovgivning.	8.2	In addition to constituting a statement in accordance with section 3 (1) of the Danish Stock Option Act, this Danish Agreement constitutes an integral part of the Employee’s contract of employment with the Danish Company and is subject to Danish law.

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Unity Software Inc.
2020 Equity Incentive Plan
RSU Award Grant Notice For Non-Employee Directors
Unity Software Inc. (the “Company”) has awarded to you (the “Participant”) the number of restricted stock units specified and on the terms set forth below (the “RSU Award”). Your RSU Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2020 Equity Incentive Plan (the “Plan”) and the Global Restricted Stock Unit Award Agreement, including any country-specific appendices thereto (the “Appendix”), which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Global Restricted Stock Unit Award Agreement shall have the meanings set forth in the Plan or the Agreement.

Participant:
Date of Grant:
Estimated Vest Date:
Number of Restricted Stock Units:

Vesting Schedule:	This Award fully vests on the earlier of (1) the first anniversary of the grant date or (2) the date of the Company's next Annual Meeting of Stockholders following the grant date, subject to the Participant’s Continuous Service through the vesting date.

Notwithstanding the foregoing, except as set forth below, vesting shall terminate upon the Participant’s termination of Continuous Service.

Issuance Schedule:	One share of Common Stock shall be issued for each restricted stock unit which vests at the time set forth in Section 5 of the Global Restricted Stock Unit Award Agreement.
Participant Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:
•The RSU Award is governed by this RSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Global Restricted Stock Unit Award Agreement (including the Appendix), all of which are made a part of this document. This Grant Notice, the Global Restricted Stock Unit Award Agreement and the Appendix (collectively, the “Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company, unless otherwise provided in the Plan.
•You have read and are familiar with the provisions of the Plan, the Agreement and the Prospectus. In the event of any conflict between the provisions in this Agreement (including the Grant Notice, the Global Restricted Stock Unit Award Agreement and the Appendix) or the Prospectus and the terms of the Plan, the terms of the Plan shall control.
•The Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this RSU Award.
•You consent to receive the Agreement, the Plan, the Prospectus and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
•Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act
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or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

UNITY SOFTWARE INC.		PARTICIPANT:

By:
	Signature		Signature

Title:		Date:

Date:
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